Exhibit 10.9

Execution Version

CREDIT AGREEMENT

DATED AS OF AUGUST 12, 2019

by and among

HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP,

AS BORROWER

HERTZ GROUP REALTY TRUST, INC.,

AS PARENT GUARANTOR

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS AGENT,

KEYBANC CAPITAL MARKETS.

AS LEAD ARRANGER AND BOOK MANAGER

TABLE OF CONTENTS

§1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	§1.1	Definitions	1
	§1.2	Rules of Interpretation	26

§2.	THE CREDIT FACILITY		28

	§2.1	Loans	28
	§2.2	Letters of Credit	28
	§2.3	Notes	31
	§2.4	Facility Unused Fee	32
	§2.5	Reduction and Termination of the Commitments	32
	§2.6	Interest on Loans	32
	§2.7	Requests for Loans	33
	§2.8	Funds for Loans	33
	§2.9	Use of Proceeds	34
	§2.10	RESERVED	34
	§2.11	Commitment Increase	34
	§2.12	Defaulting Lenders	36

§3.	REPAYMENT OF THE LOANS		38

	§3.1	Stated Maturity	38
	§3.2	Mandatory Prepayments	38
	§3.3	Optional Prepayments	39
	§3.4	Partial Prepayments	39
	§3.5	Effect of Prepayments	39

§4.	CERTAIN GENERAL PROVISIONS		39

	§4.1	Conversion Options	39
	§4.2	Fees	40
	§4.3	Funds for Payments	40
	§4.4	Computations	44
	§4.5	Suspension of LIBOR Rate Loans	44
	§4.6	Illegality	45
	§4.7	Additional Interest	45
	§4.8	Additional Costs, Etc.	45
	§4.9	Capital Adequacy	46
	§4.10	Breakage Costs	47
	§4.11	Default Interest; Late Charge	47
	§4.12	Certificate	47
	§4.13	Limitation on Interest	47
	§4.14	Certain Provisions Relating to Increased Costs and Non-Funding Lenders	48

§5.	COLLATERAL SECURITY		49

	§5.1	Collateral	49
	§5.2	RESERVED	50

	§5.3	Addition of Collateral	50
	§5.4	Release of Collateral	50
	§5.5	Additional Credit Parties	51
	§5.6	Release of Certain Credit Parties	51
	§5.7	Release of Collateral	52

§6.	REPRESENTATIONS AND WARRANTIES		52

	§6.1	Corporate Authority, Etc.	52
	§6.2	Governmental Approvals	53
	§6.3	Title to Collateral	53
	§6.4	Financial Statements	53
	§6.5	No Material Changes	54
	§6.6	Franchises, Patents, Copyrights, Etc.	54
	§6.7	Litigation	54
	§6.8	No Material Adverse Contracts, Etc.	54
	§6.9	Compliance with Other Instruments, Laws, Etc.	54
	§6.10	Tax Status	54
	§6.11	No Event of Default	55
	§6.12	Investment Company Act; EEA Financial Institution	55
	§6.13	Absence of UCC Financing Statements, Etc.	55
	§6.14	Setoff, Etc.	55
	§6.15	Certain Transactions	55
	§6.16	Employee Benefit Plans	55
	§6.17	Disclosure	56
	§6.18	Trade Name; Place of Business	56
	§6.19	Regulations T, U and X	56
	§6.20	Environmental Compliance	56
	§6.21	Subsidiaries; Organizational Structure	57
	§6.22	Leases	57
	§6.23	Brokers	57
	§6.24	Other Debt	57
	§6.25	Real Property	58
	§6.26	Solvency	58
	§6.27	No Bankruptcy Filing	58
	§6.28	No Fraudulent Intent	59
	§6.29	OFAC	59
	§6.30	[Intentionally Omitted.]	59
	§6.31	REIT Status	59

§7.	AFFIRMATIVE COVENANTS		59

	§7.1	Punctual Payment	59
	§7.2	Maintenance of Office	59
	§7.3	Records and Accounts	60
	§7.4	Financial Statements, Certificates and Information	60
	§7.5	Notices	62
	§7.6	Existence; Maintenance of Properties	63
	§7.7	Insurance Condemnation	64

ii

	§7.8	Taxes; Liens	64
	§7.9	Inspection Books	64
	§7.10	Compliance with Laws, Contracts, Licenses, and Permits	64
	§7.11	Further Assurances	65
	§7.12	Management Agreements	65
	§7.13	Business Operations	65
	§7.14	Ownership of Real Estate	65
	§7.15	Distributions of Income to Borrower	65
	§7.16	Plan Assets	66
	§7.17	Parent Covenants	66

§8.	NEGATIVE COVENANTS		66

	§8.1	Restrictions on Indebtedness	66
	§8.2	Restrictions on Liens, Etc.	67
	§8.3	Restrictions on Investments	68
	§8.4	Merger, Consolidation	69
	§8.5	Sale and Leaseback	70
	§8.6	Negative Pledge	70
	§8.7	Compliance with Environmental Laws	70
	§8.8	Distributions	70
	§8.9	Asset Sales	71
	§8.10	Restriction on Prepayment of Indebtedness	71
	§8.11	Derivatives Contracts	71
	§8.12	Subordination of Management Fees	71
	§8.13	Transactions with Affiliates	71
	§8.14	Changes to Organizational Documents	71
	§8.15	Sanctions and Anti-Money Laundering	72
	§8.16	Condition Subsequent	72

§9.	FINANCIAL COVENANTS		73

	§9.1	Maximum Leverage Ratio	73
	§9.2	Minimum Tangible Net Worth	73
	§9.3	Minimum Fixed Charge Coverage Ratio	73
	§9.4	Minimum Corporate Debt Yield	73
	§9.5	Minimum Average Liquidity	73
	§9.6	Minimum Adjusted Average Liquidity	73
	§9.7	Maximum Recourse Debt Ratio	73
	§9.8	Interest Rate Protection	73
	§9.9	Payout Ratio	73
	§9.10	Maximum LTV	74

§10.	CLOSING CONDITIONS		74

	§10.1	Loan Documents	74
	§10.2	Certified Copies of Organizational Documents	74
	§10.3	Resolutions	74
	§10.4	Incumbency Certificate; Authorized Signers	74
	§10.5	Opinion of Counsel	74

iii

	§10.6	Payment of Fees	74
	§10.7	Performance; No Default	74
	§10.8	Representations and Warranties	74
	§10.9	Proceedings and Documents	75
	§10.10	Eligible Collateral Qualification Documents	75
	§10.11	Compliance Certificate	75
	§10.12	Roll Up. The Borrower shall have consummated the Roll Up substantially concurrently with the Closing Date (and in any event, in accordance with §8.16)	75
	§10.13	KYC; Beneficial Ownership	75
	§10.14	Other	75

§11.	CONDITIONS TO ALL BORROWINGS		75

	§11.1	Prior Conditions Satisfied	76
	§11.2	Representations True; No Default	76
	§11.3	Borrowing Documents	76

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.		76

	§12.1	Events of Default and Acceleration	76
	§12.2	Certain Cure Rights	78
	§12.3	Termination of Commitments	78
	§12.4	Remedies	79
	§12.5	Distribution of Collateral Proceeds	79
	§12.6	Remedies in Respect of Hedge Obligations	80
	§12.7	Cash Collateral Account	81

§13.	SETOFF		82

§14.	THE AGENT		82

	§14.1	Authorization	82
	§14.2	Employees and Agents	82
	§14.3	No Liability	82
	§14.4	No Representations	83
	§14.5	Payments	83
	§14.6	Holders of Notes	84
	§14.7	Indemnity	84
	§14.8	Agent as Lender	84
	§14.9	Resignation	84
	§14.10	Duties in the Case of Enforcement	85
	§14.11	Bankruptcy	85
	§14.12	RESERVED	85
	§14.13	Reliance by Agent	85
	§14.14	Approvals	86
	§14.15	Borrower Not Beneficiary	86
	§14.16	Reliance on Hedge Provider	86

§15.	EXPENSES		86

§16.	INDEMNIFICATION		87

iv

§17.	SURVIVAL OF COVENANTS, ETC.		88

§18.	ASSIGNMENT AND PARTICIPATION		88

	§18.1	Conditions to Assignment by Lenders	88
	§18.2	Register	89
	§18.3	New Notes	89
	§18.4	Participations	90
	§18.5	Pledge by Lender	90
	§18.6	No Assignment by Borrower	90
	§18.7	Disclosure	91
	§18.8	Titled Agents	91
	§18.9	Amendments to Loan Documents	91
	§18.10	Mandatory Assignment	91

§19.	NOTICES		92

§20.	RELATIONSHIP		93

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE		93

§22.	HEADINGS		93

§23.	COUNTERPARTS		93

§24.	ENTIRE AGREEMENT, ETC.		94

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS		94

§26.	DEALINGS WITH THE BORROWER		94

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.		95

§28.	SEVERABILITY		96

§29.	TIME OF THE ESSENCE		96

§30.	NO UNWRITTEN AGREEMENTS		96

§31.	REPLACEMENT NOTES		96

§32.	NO THIRD PARTIES BENEFITED		96

§33.	PATRIOT ACT		96

§34.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS		97

v

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	RESERVED

Exhibit C	FORM OF REQUEST FOR LOAN

Exhibit D	FORM OF LETTER OF CREDIT REQUEST

Exhibit E	FORM OF BORROWING BASE AVAILABILITY CERTIFICATE

Exhibit F	FORM OF COMPLIANCE CERTIFICATE

Exhibit G	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit H	FORM OF LETTER OF CREDIT APPLICATION

Exhibit I	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

vi

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made as of August 12, 2019, by and among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), HERTZ GROUP REALTY TRUST, INC., a Maryland corporation (the “Parent Guarantor”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto pursuant to §18, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Agent”), and KEYBANC CAPITAL MARKETS.as Lead Arranger and Book Manager.

RECITALS

WHEREAS, Borrower has requested that the Lenders provide a revolving loan facility to Borrower; and

WHEREAS, the Agent and the Lenders are willing to provide such revolving loan facility to Borrower on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1.          DEFINITIONS AND RULES OF INTERPRETATION.

§1.1         Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Adjusted EBITDA. On any date of determination, the sum of (i) the EBITDA of the Parent Guarantor and its Subsidiaries calculated, with respect to (1) all components of revenue, and real estate taxes, insurance premiums, and similar, based on the most recently-ended fiscal quarter annualized (giving consideration to pro-forma items attributable to refinances undertaken concurrently with the Roll Up or prior thereto) and (2) all other components of expenses, based on the most recently-ended twelve (12) months (excluding non-recurring and extraordinary items, equity based compensation, and non-cash items such as amortization of deferred financing expenses and gains/losses on derivative and hedge contracts and related positions), less (b) the Capital Reserve as of such date.

Adjusted Average Liquidity. As of any date of calculation, the sum of (i) Average Liquidity over the fiscal quarter ending on such date plus (ii) the Average Revolving Availability over the fiscal quarter ending on such date.

Adjusted NOI. On any date of determination, the sum of (a) the Net Operating Income from all Real Estate of the Borrower and its Subsidiaries for the period most recently ended, less (b) the Capital Reserve as of such date.

Advisor. Hertz Investment Group, LLC or any Affiliate thereof.

Advisory Agreement. That certain Advisory Agreement dated as of August 12, 2019 by and among the Parent Guarantor, the Borrower, and the Advisor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Affected Lender. See §4.14.

Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty percent (20%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel. Riemer & Braunstein LLP or such other counsel as selected by Agent.

Agreement. This Credit Agreement, as the same may be amended, modified, supplemented and/or extended from time to time, including the Schedules and Exhibits hereto.

Agreement Regarding Fees. See §4.2.

Anti-Corruption Laws. All Applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

Anti-Money Laundering Laws. All Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

Applicable Law. All applicable provisions of constitutions, statutes, rules, regulations, guidelines and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators.

Applicable Margin. The Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be as set forth below based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate pursuant to §7.4(c):

Pricing Level	Consolidated Leverage Ratio	LIBOR Rate Loans	Base Rate Loans

Pricing Level 1	Less than 65%	3.00%	2.00%

Pricing Level 2	Equal to or greater than 65%	3.50%	2.50%

2

The Applicable Margin shall not be adjusted based upon such Consolidated Leverage Ratio, if at all, until the first day of the first month following the delivery of any updated Compliance Certificate as required pursuant to §7.4(c) In the event that the Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 2 commencing on the first (1st) Business Day following the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until such failure is cured, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate. The Applicable Margin in effect from the date hereof through the date of the next change in the Applicable Margin pursuant to the provisions hereof shall be determined based upon Pricing Level 2, unless Borrower delivers to Agent on the Closing Date a Compliance Certificate reflecting a Consolidated Leverage Ratio for which Pricing Level 1 would apply, as set forth above. The provisions of this definition shall be subject to §2.6(e).

Appraisal. An MAI appraisal of the value of a parcel of Real Estate, performed by an independent appraiser with experience appraising commercial offices properties, with any such Appraisal for a Collateral Property being performed by an independent appraiser who is not an employee of any Borrower or any of their Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and approved by the Agent, such approval not to be unreasonably withheld, delayed or conditioned.

Appraised Value. The “as-is” value of any parcel of Real Estate determined by the most recent applicable Appraisal of such Real Estate.

Approved Fund. Any Fund that is administered or managed by (a) a Lender, or (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger. KeyBanc Capital Markets or any successors thereto.

Assignment and Acceptance Agreement. See §18.1, the form of which is attached hereto as Exhibit G.

Authorized Officer. Any of the following Persons: Judah Hertz, Gary Horwitz, James Kasim, John Forbess and such other Persons as Borrower shall designate in a written notice to Agent.

Average Liquidity. As of any date of calculation, the quotient of (i) the sum of the Daily Liquidity for each Business Day in the fiscal quarter ending on such date divided by (ii) the number of Business Days in such fiscal quarter.

Average Revolving Availability. As of any date of calculation, the quotient of (i) the sum of the Daily Revolving Availability for each Business Day in the fiscal quarter ending on such date divided by (ii) the number of Business Days in such fiscal quarter

Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation. With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

3

Balance Sheet Date. December 31, 2018.

Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate. The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, and (b) one half of one percent (0.50%) above the Federal Funds Effective Rate. The Base Rate is a reference rate used by the lender acting as Agent in determining interest rates on certain loans and is not intended to be the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of 12:01 a.m. on the Business Day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

Beneficial Ownership Certification. A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.

Borrower. As defined in the preamble hereto.

Borrowing Base Availability. As of any time of determination, an amount equal to two-ninths (22.222222%) of the aggregate Collateral Value of all Collateral Properties; provided that Borrowing Base Availability shall exclude the Collateral Value of any Collateral Property for any period during which the applicable Related Secured Debt is in a default or a cash sweep with respect to such Related Secured Debt is in effect.

Borrowing Base Availability Certificate. Attached hereto as Exhibit E.

Breakage Costs. The reasonable cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which Borrower has elected a LIBOR Rate Loan.

Building. With respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day. Any day on which banking institutions located in the same city and State as the Agent’s Head Office is located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

4

BVI Bonds. Those certain Debentures (Series A) issued by Hertz Properties Group, Limited, a British Virgin Islands business company, pursuant to a certain Deed of Trust dated as of November 29, 2017, as amended on December 12, 2017.

BVI Entities. Collectively, Hertz Properties Group Holdings, LLC, a Delaware limited liability company, Hertz Properties Group, Limited, a British Virgin Islands business company, Hertz Properties Group, LLC, a Delaware limited liability company, and their Subsidiaries.

Capital Lease Obligations. With respect to the Borrower and its Subsidiaries for any period, the obligations of the Borrower or any Subsidiary to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of the Borrower and its Subsidiaries under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Capital Reserve. On an annual basis, an amount equal to $0.25 per square foot for each building located on Real Estate of the Credit Parties and their Subsidiaries. The Capital Reserve shall be calculated based on the total rentable square footage of the Buildings owned (or ground leased) as of the end of each fiscal quarter.

Capital Stock. All shares of capital stock (whether denominated as common or preferred stock), equity interests, partnership, limited liability company, or membership interests, joint venture interests or other ownership interests in or equivalents of or in a Person (other than an individual), whether voting or non-voting, including, without limitation, limited partnership interest (or “OP Units”) in Borrower.

Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Cash Collateral Account. A special deposit account established by the Agent pursuant to §12.7 and under its sole dominion and control.

Cash Equivalents. As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having, (A) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000; (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.

Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

5

Change of Control. A Change of Control shall exist upon the occurrence of any of the following:

(a)          During any twelve month period on or after the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the Parent Guarantor (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Parent Guarantor was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; provided that any changes to the composition of the Board resulting from the appointment or election of independent directors in connection with the consummation of an IPO shall not constitute a “Change of Control” and the individuals constituting the Board after giving effect to such appointment or election shall be deemed to be the incumbent directors for the period commencing from and after such date;

(b)          Any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), shall hold or have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of the Parent Guarantor equal to at least twenty five percent (25%) who did not hold such beneficial ownership as of the date of this Agreement;

(c)          the Parent Guarantor shall fail to (i) at any time after the IPO, own at least the percentage of the OP Units in the Borrower that it owned immediate prior to the IPO or shall fail to own such interests in the Borrower free of any lien, encumbrance or other adverse claim, or (ii) be (or wholly own and control any other Person that may in the future be) the general partner of the Borrower or otherwise fail to control (together with the Advisor, pursuant to the Advisory Agreement) the management and policies of the Borrower;

(d)          the Parent Guarantor or the Borrower consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4); or

(e)          Subject to any permitted transfers in connection with the release of Collateral under §5.4 or §5.7, the Borrower fails to own directly or indirectly, free of any lien, encumbrance or other adverse claim, other than any lien or encumbrance permitted hereunder, the same economic, voting and beneficial interest of each Credit Party and Collateral Subsidiary owned by the Borrower at the time such Subsidiary becomes a Credit Party or a Collateral Subsidiary hereunder.

Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code. The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.

6

Collateral. All of the property, rights and interests of the Borrower and other Credit Parties which are subject to the security interests, security title, liens and mortgages created by the Security Documents, which Collateral shall in all instances exclude the Excluded Property (as defined in each Pledge Agreement).

Collateral Property. Each parcel of Real Estate owned by the Borrower or its Subsidiaries, which is included in the calculation of the Borrowing Base Availability in accordance with §5.3 (which, for the avoidance of doubt, shall not include any Real Estate in which the BVI Entities have an interest unless the Borrower owns at least 40% of the direct or indirect Equity Interests in the Collateral Property Owner that owns such Real Estate) and the direct and indirect Equity Interests (or the economic interests) in which have been pledged to the Agent as Collateral in accordance with §5.1.

Collateral Property Owner. Any direct or indirect Subsidiary of the Borrower that owns Real Estate that constitutes a Collateral Property.

Collateral Qualification Documents. Attached hereto as Schedule 1.2.

Collateral Subsidiary. Each Collateral Property Owner and each direct or indirect Subsidiary of the Borrower that owns any direct or indirect Equity Interests in any Collateral Property Owners.

Collateral Value. With respect to each Collateral Property (without duplication), (a) (i) the Value of such Collateral Property less (ii) the amount of any Related Secured Debt multiplied by (b) the Borrower’s and its Subsidiaries’ Equity Percentage in the such Collateral Property Owner. Collateral Value shall include the entire share of the Collateral Subsidiaries’ interest in such Collateral Property even if the pledge of the Collateral under the applicable Pledge Agreement is less than 100% of the Collateral Subsidiary’s Equity Interests therein in order to not violate transfer restrictions contained in the property level financing.

Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans to the Borrower, to participate in for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Commitment Increase. As defined in §2.11.

Commitment Increase Date. As defined in §2.11.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commodity Exchange Act. The Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Communications. See §7.4.

Compliance Certificate. See §7.4(c) and attached hereto as Exhibit F.

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Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated Debt Yield. As of any date of calculation, the ratio expressed as a percentage of (i) Adjusted NOI, divided by (ii) the Parent Guarantor’s and Borrower’s Consolidated Indebtedness, in each case, as of such date.

Consolidated Leverage Ratio. As of any date of calculation, the ratio expressed as percentage of the Parent Guarantor’s Consolidated Indebtedness to Total Asset Value.

Control and Controlled by. Unless expressly noted, have the meanings assigned to such terms in Rule 405 of the Securities Act.

Conversion/Continuation Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Core Funds from Operations. For a given period, the Guarantor’s net income (or loss) after giving effect to any preferred dividends or distributions computed in accordance with GAAP (unless otherwise indicated herein) determined on a consolidated basis for such period, excluding gains or losses from extraordinary items (including from unrealized foreign currency gain or loss, debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property), impairment and other non-cash charges, acquisition fees and related expenses, real estate depreciation and amortization (other than amortization of deferred financing costs). Core Funds from Operations will be adjusted for (i) Unconsolidated Affiliates to reflect funds from operations on the same basis, (ii) the impact of straight-lining of rents, and (iii) the amortization of intangibles associated with the amortization of above or below market rents, pursuant to ASC 805 (formerly FASB 141).

Credit Agreement. See recitals.

Credit Party. Individually and collectively, the Borrower and Guarantor.

Daily Liquidity. For any Business Day, the sum of the aggregate Unrestricted Cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries as of the close of business of such Business Day.

Daily Revolving Availability. For any Business Day, the Revolving Availability as of the close of business of such Business Day.

Debtor Relief Laws. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Agreement.

Default. See §12.1.

Default Rate. See §4.11

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Defaulting Lender. Subject to §2.12, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Agent or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.12) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower, the Issuing Lender and each other Lender promptly following such determination.

Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

Derivatives Termination Value. In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

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Designated Jurisdiction. At any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

Distribution. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of Borrower or any Credit Party, now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interests to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent Guarantor or the Borrower now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent Guarantor or the Borrower now or hereafter outstanding. Without limiting the foregoing, Distributions shall include Preferred Distributions.

Division and Divide. Each refer to a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant to a plan of division or otherwise, including, pursuant to the Delaware Limited Liability Company Act.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date, is converted in accordance with §4.1.

EBITDA. An amount derived from the following for any Person and during any given period (a) net income (before the payment of preferred dividends), plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense, and income taxes, plus (c) property acquisition fees and expenses and/or property refinancing fees, plus or minus (d) the amortization of intangibles associated with the amortization of above or below market rents, pursuant to ASC 805 (formerly FASB 141), minus (e) to the extent included in the determination of net income, non-cash items such as amortization of deferred financing expenses and gains/losses on derivative and hedge contracts and related positions, plus or minus (f) the effect of straight-line rents and, to the extent included in the determination of net income, any extraordinary losses or gains, such as those resulting from sales or payment of Indebtedness, in each case, for such period as determined on a Consolidated basis in accordance with GAAP (unless otherwise indicated herein) and including (without duplication) the Equity Percentage of EBITDA for the Borrower’s Unconsolidated Affiliates. For leases subject, as of the calculation date, to rent abatement periods not exceeding twelve (12) months from the calculation date, EBITDA shall include the monthly rental amount scheduled to be paid under the Lease immediately following such rent abatement period, annualized. For leases that were subject to rent abatement periods at any time during the measurement period prior to the calculation date, but are no longer subject to a rent abatement period as of the calculation date, EBITDA shall include, for each month during which a rent abatement period was in effect during such measurement period, an amount equal to the monthly rental amount actually paid under the lease on the date of calculation.

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EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic System. See §7.4.

Eligible Assignee. (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or the Borrower’s Affiliates or Subsidiaries.

Eligible Collateral Qualification Documents. See Schedule 1.2 attached hereto.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws. All applicable past (which have current effect), present or future federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, or any judicial or administrative interpretations thereof, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, applicable to the regulation or protection of the environment, the health and safety of persons and property and all other environmental matters and shall include, but not be limited to, all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to Hazardous Substances (as defined below) or the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal thereof, or otherwise regulating or providing for the protection of the environment applicable to any Real Estate and relating to Hazardous Substances, or to the existence, use, discharge, release or disposal thereof. Environmental Laws presently include, but are not limited to, the following laws: Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Public Health Service Act (42 U.S.C. §300(f) et seq.) , the Pollution Prevention Act (42 U.S.C. §13101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Clean Water Act (33 U.S.C. §1251 et seq.), The Federal Clean Air Act (42 U.S.C. §7401 et seq.), and the applicable laws and regulations of each State in which any Property is located.

EPA. See §6.20(b).

Equity Interests. With respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of Capital Stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

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Equity Offering. The issuance and/or sale after the Closing Date by the Parent Guarantor or Borrower or any of their Subsidiaries of any equity interests or securities of such Person, including, without limitation, any new Preferred Securities or any increase in the amount thereof.

Equity Percentage. The aggregate ownership percentage of the Parent Guarantor or Borrower in each Unconsolidated Affiliate thereof, which shall be calculated as the greater of (a) such Person’s nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) such Person’s economic ownership interest in the Unconsolidated Affiliate, reflecting such Person’s share of income and expenses of the Unconsolidated Affiliate.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidance issued thereunder.

ERISA Affiliate. Any Person that is subject to ERISA and is treated as a single employer with Borrower or its Subsidiaries under §414 of the Code or §4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which Borrower, any Guarantor or an ERISA Affiliate could have liability under §4062(e) or §4063 of ERISA.

EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default. See §12.1.

Exchange Act. See (b) of the definition of Change of Control.

Excluded Hedge Obligation. With respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Existing Debt Documents. As defined in the Pledge Agreement.

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Excluded Taxes. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.14 as a result of costs sought to be reimbursed pursuant to §4.3 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

Fixed Charge Ratio. The ratio of (a) Adjusted EBITDA to (b) all of the principal due and payable on the Indebtedness of the Parent Guarantor and its Subsidiaries (but excluding scheduled amortization payments with respect to the BVI Bonds and other amounts paid in connection with balloon maturities and serial principal payments on debentures, refinancings, unscheduled principal payments or principal payments on the Loans), plus all Interest Expense of the Parent Guarantor and its Subsidiaries, plus the aggregate of all cash dividends payable on any preferred stock of the Parent Guarantor and its Subsidiaries, all based upon the immediately preceding calendar quarter annualized and including (without duplication) the Equity Percentage of such amounts with respect to Indebtedness of the Borrower’s Unconsolidated Affiliates.

Foreign Lender. If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Fronting Exposure. At any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

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GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

Governance Documents. As defined in the Pledge Agreement.

Governmental Authority. Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor. Collectively, the Parent Guarantor and each Subsidiary of Borrower that pledges any Equity Interests that constitute part of the Collateral as long as such pledge remains effective.

Guaranty. With respect to the Parent Guarantor, the guaranty of the Obligations of the Borrower hereunder dated as of the date hereof by the Parent Guarantor in favor of the Agent, for the benefit of the Lender, and with respect to each other Guarantor, the limited non-recourse guaranty under which recovery is limited to the Collateral pledged by such Guarantor of any Guarantor in favor of the Agent, for the benefit of the Lenders.

Hazardous Substances. Asbestos, flammable materials, explosives, radioactive or nuclear substances, polychlorinated biphenyls, other carcinogens, oil and other petroleum products, radon gas, urea formaldehyde, chemicals, gases, solvents, pollutants or contaminants that could be a detriment or pose a danger to the environment or to the health or safety of any person, and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, by-laws, rules, regulations, codes or ordinances or any judicial or administrative interpretation thereof in concentrations which violate Environmental Laws.

Hedge. Any interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, and which shall include, without limitation, any Swap Obligation, all as amended, restated or otherwise modified.

Hedge Obligations. All obligations of the Borrower to any Lender Hedge Provider to make any payments under any agreement with respect to a Hedge. Under no circumstances shall any of the Hedge Obligations secured or guaranteed by any Loan Document as to a surety or guarantor thereof include any obligation that constitutes an Excluded Hedge Obligation of such Person.

Impacted Interest Period. As defined in clause (i) of definition of LIBOR.

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Indebtedness. Without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including Mandatorily Redeemable Stock if such redemption is required to be made in cash rather than common stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) any amount payable by such Person pursuant to all guarantees by such Person of Indebtedness of others (excluding non-recourse carve-out guarantees or backstop agreements until such time as such Person is called upon to make payments under any of these guarantees or backstop agreements, at which time such guarantees or backstop agreements shall thereafter be included in the definition of Indebtedness to the extent of the actual liability thereunder), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) net obligations under any Derivatives Contract, in an amount equal to the Derivatives Termination Value thereof, and (l) payments received in consideration of sale of an ownership interest in Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a Consolidated basis in accordance with GAAP (unless otherwise indicated herein) and including (without duplication) the Equity Percentage of Indebtedness of the Borrower's Unconsolidated Affiliates.

Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Credit Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Information Materials. See §7.4.

Interest Expense. For any Person and for any period of determination, all paid, accrued or capitalized interest expense on such Person’s and its Subsidiaries’ Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt) during such period, and including (without duplication) the Equity Percentage of Interest Expense for the Borrower’s Unconsolidated Affiliates.

Interest Payment Date. As to each Loan, the first Business Day of each calendar month during the term of such Loan.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one or three months thereafter and (b) thereafter, each period commencing on the day following the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

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(i)          if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in the London interbank market;

(ii)         if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a LIBOR Rate Loan for an interest period of one month on the last day of the then current Interest Period with respect thereto as provided in and subject to the terms of §4.1(c);

(iii)        any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)        no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date, as applicable.

Interpolated Rate. At any time, for any Interest Period, the rate per annum determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR rate for the longest period for which the LIBOR rate is available that is shorter than the impacted Interest Period; and (b) the LIBOR rate for the shortest period for which that LIBOR rate is available that exceeds the impacted Interest Period, in each case, at such time.

Intralinks. A commercially available software to enable the exchange, control, and management of information between organizations by offering a platform for file syncing and sharing, collaborative team workplaces, large-scale virtual data rooms and structured workflows.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.

IPO. The initial public offering of the Parent Guarantor’s common Equity Interests, resulting in such common Equity Interests being traded on the Tel Aviv Stock Exchange or a national exchange in the United States.

Issuing Lender. KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.

KeyBank. As defined in the preamble hereto.

Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

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Lenders. KeyBank and the other lending institutions which are party hereto and have a Commitment, the initial Lenders being identified on Schedule 1.1, hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18); and collectively, the Lenders. The Issuing Lender shall be a Lender, as applicable. Except as otherwise expressly provided herein, the term “Lender” shall exclude any Lender (or its Affiliates) in its capacity as a Lender Hedge Provider.

Lender Hedge Provider. As may be applicable at any time with respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was the Agent, or an Affiliate thereof.

Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower or any Affiliate in accordance with §2.2.

Letter of Credit Liabilities. At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Loan). For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.2, and the Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Lender of their participation interests under such Section.

Letter of Credit Request. See §2.2(a).

Letter of Credit Sublimit. The amount of $25,000,000. The Letter of Credit Sublimit is part of and not in addition to the Total Commitment.

LIBOR. For any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that (i) if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (ii) if no such rate administered by ICE Benchmark Administration (or by such other Person that has taken over the administration of such rate for U.S. Dollars) is available to the Agent, the applicable LIBOR for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Rate Loan and having a maturity equal to such Interest Period. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

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LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate Loans. Loans bearing interest calculated by reference to LIBOR.

LIBOR Screen Rate. See definition of LIBOR.

Lien. See §8.2.

Loan Documents. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of Borrower or Guarantor in connection with the Loans and intended to constitute a Loan Document. For the avoidance of doubt, “Loan Documents” shall exclude any Derivatives Contracts.

Loan Request. See §2.7.

Loan and Loans. An individual loan or the aggregate loans (including a Loan (or Loans)), as the case may be, to be made by the Lenders hereunder as more particularly described in §2. All Loans shall be made in Dollars. Amounts drawn under a Letter of Credit shall also be considered Loans as provided in §2.2(f).

Management Agreements. Written property management agreements providing for the management of any Real Estate.

Mandatorily Redeemable Stock. With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or pursuant to any other written agreement, upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests).

Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, (financial or otherwise), prospects or results of operations of Borrower and its Subsidiaries in each case considered as a whole; (b) the ability of the Borrower or any Guarantor to perform its material obligations under the Loan Documents; (c) compliance of the Collateral with any Requirements which causes a material adverse effect on the business, properties, assets, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries considered as a whole; (d) the value or condition of the Collateral which causes a material adverse effect on the business, properties, assets, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries considered as a whole; or (e) the validity or enforceability of any of the material Loan Documents or the material rights or remedies of Agent or the Lenders thereunder.

Maturity Date. August 12, 2022, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

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Moody’s. Moody’s Investor Service, Inc.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

Net Offering Proceeds. The gross cash proceeds received (without duplication) by the Parent Guarantor, the Borrower or any of their Subsidiaries as a result of an Equity Offering less the customary and reasonable costs, expenses and discounts paid by the Parent Guarantor, the Borrower or such Subsidiary in connection therewith.

Net Operating Income. For any income producing Real Estate and for a given period, the difference between (a) any rentals, proceeds and other income received from such Real Estate, excluding early lease termination payments, less (b) an amount equal to all costs and expenses (excluding Interest Expense, depreciation and amortization expense, and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Real Estate, but excluding any non-recurring expenses during the determination period and specifically excluding tax and audit preparation fees related to Lender or investor reporting. Net Operating Income shall be calculated based on all components of items listed in clause (a) above for the immediately preceding calendar quarter, annualized, and all components of items listed in clause (b) above, for the immediately preceding twelve (12) months, provided that real estate taxes, insurance premiums, and similar items shall be based upon the immediately preceding calendar quarter, unless the Real Estate has been owned by the Borrower or its Subsidiaries for less than a full calendar quarter as of such date of determination, in which event all components of Net Operating Income shall be calculated based upon the historical data provided by the Borrower, subject to adjustment by the Agent in its reasonable discretion and thereafter until such Real Estate has been owned by the Borrower or its subsidiaries for the entirety of a calendar quarter. Net Operating Income shall be calculated on a consolidated basis in accordance with GAAP but adjusted for non-cash operating items such as straight line rents and the amortization of above and below market lease assets and liabilities and other non-cash items and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower’s Unconsolidated Affiliates. For leases subject, as of the calculation date, to rent abatement periods not exceeding twelve (12) months from the calculation date, Net Operating Income shall include the monthly rental amount scheduled to be paid under the Lease immediately following such rent abatement period, annualized. For leases that were subject to rent abatement periods at any time during the measurement period prior to the calculation date, but are no longer subject to a rent abatement period as of the calculation date, Net Operating Income shall include, for each month during which a rent abatement period was in effect during such measurement period, an amount equal to the monthly rental amount actually paid under the lease on the date of calculation.

Non-Consenting Lender. See §18.10.

Non-Defaulting Lender. At any time, any Lender that is not a Defaulting Lender at such time.

Non-Funding Lender. See §4.14.

Non-Recourse Exclusions. With respect to any Non-Recourse Indebtedness of any Person, any industry standard exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, intentional misapplication or misappropriation of funds in a material amount, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or physical waste at the Real Estate securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Estate securing such Non-Recourse Indebtedness (whether contained in a loan agreement, promissory note, indemnity agreement or other document), (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document); or (v) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

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Non-Recourse Indebtedness. Indebtedness of Borrower or Parent Guarantor, their respective Subsidiaries, or an Unconsolidated Affiliate of any such Person, which is secured by one or more parcels of Real Estate or interests therein or equipment and which is not a general obligation of Borrower, Parent Guarantor, or such Subsidiary or Unconsolidated Affiliate, the holder of such Indebtedness having recourse solely to the parcels of Real Estate, or interests therein, securing such Indebtedness or the direct owner of such real estate, the leases thereon and the rents, profits and equity thereof or equipment, as applicable (except for recourse against the general credit of the Person obligated thereon for any Non- Recourse Exclusions), provided that in calculating the amount of Non-Recourse Indebtedness at any time, the Borrower’s reasonable estimate of the amount of any Non-Recourse Exclusions which are the subject of a claim and action shall not be included in the Non-Recourse Indebtedness but shall constitute Recourse Indebtedness. Non-Recourse Indebtedness shall also include Indebtedness of a Subsidiary of Borrower or of an Unconsolidated Affiliate which is a special purpose entity that is recourse solely to such Subsidiary or Unconsolidated Affiliate, which is not cross-defaulted to other Indebtedness of the Borrower and which does not constitute Indebtedness of any other Person (other than such Subsidiary or Unconsolidated Affiliate which is the borrower thereunder).

Notes. See §2.3.

Notice. See §19.

Obligations. The term “Obligations” shall mean and include:

A.           The payment of the principal sum, interest at variable rates, charges and indebtedness with respect to the Loans (as may be evidenced by the Notes) and any disbursements under a Letter of Credit, including any extensions, renewals, replacements, increases, modifications and amendments thereof, given by Borrower to the order of the respective Lenders;

B.           The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Borrower under and pursuant to this Credit Agreement or the other Loan Documents;

C.           The payment of all reasonable costs, expenses, legal fees and liabilities incurred by Agent and the Lenders in connection with the enforcement of any of Agent's or any Lender's rights or remedies under this Credit Agreement or the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed; and

D.           The payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation express or implied upon the generality of the foregoing, each liability and obligation of Borrower under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to in this Credit Agreement or any other Loan Document or executed in connection with the transactions contemplated by this Credit Agreement or any other Loan Document; provided however that notwithstanding anything to the contrary set forth in the definition of Obligations, with respect to any indemnification, contingent or other similar obligations, such matters shall be considered “Obligations” only to the extent a reasonable good faith claim has been made on such indemnification, contingent or similar obligation on or before the date that all other Obligations are satisfied in full. For the avoidance of doubt, “Obligations” shall not include any indebtedness, liabilities, obligations, covenants or duties in respect of Hedge Obligations.

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OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

OP Units. As defined in the definition of “Capital Stock”.

Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.14 as a result of costs sought to be reimbursed pursuant to §4.3).

Outstanding. As of any date of determination, with respect to (i) the Loans, the aggregate unpaid principal thereof as of such date, after giving effect to any borrowings or prepayments thereof occurring on such date, and (ii) any Letter of Credit Liabilities, the amount of such Letter of Credit Liabilities on such date after giving effect to any issuance, amendment, extension, or renewal thereof occurring on such date and any other changes in the aggregate amount of the Letter of Credit Liabilities as of such date.

Parent Guarantor. As defined in the preamble hereto.

Participant Register. See §18.4.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

Payout Ratio. As of any date of calculation, for the most recently ended twelve-month period, the ratio of (i) cash dividends or Distributions (including with respect to redemptions or repurchases of Equity Interests) of the Borrower and Parent Guarantor paid or payable during such period to (ii) Core Funds from Operations for such period.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens. Liens, security interests and other encumbrances permitted by §8.2.

Permitted Property Liens. Any of the following:

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(i)          Liens not yet due or payable on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings diligently conducted with adequate reserves being maintained by Borrower in accordance with GAAP or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents;

(ii)         deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)        deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(iv)        judgment liens and judgments that do not constitute an Event of Default; and

(v)         Liens on the Real Estate of the Borrower’s Subsidiaries securing Indebtedness permitted under §9 (as applicable) and other Liens permitted under the terms of such mortgage Indebtedness.

Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Pledge Agreement. Collectively, each Pledge Agreement under which (a) the Borrower pledges all or a portion of its Equity Interests (or the rights to receive Distributions) in a Subsidiary of Borrower, or (b) a Subsidiary of Borrower pledges all or a portion of its direct or indirect Equity Interests (or the rights to receive Distributions), in a Collateral Property Owner, in either case, to the extent allowed under any mortgage loans or mezzanine loans affecting the Collateral Property or a Collateral Property Owner.

Potential Collateral. Any property of Borrower or a Subsidiary which is not at the time included in the Collateral.

Preferred Distributions. For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the Parent Guarantor, the Borrower or any other Credit Party. Preferred Distributions shall not include dividends or distributions including redemptions: (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of identical or junior class payable to holders of such class of Equity Interests; or (b) paid or payable to the Parent Guarantor or any of its Subsidiaries.

Preferred Securities. With respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Private Information. See §7.4.

Public Information. See §7.4.

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Public Lender. See §7.4.

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by Borrower or any of its respective Subsidiaries or Unconsolidated Affiliates.

Recipient. The Agent, the Issuing Lender and any Lender.

Recourse Indebtedness. As of any date of determination, any Indebtedness (whether secured or unsecured) of a Person other than Non-Recourse Indebtedness.

Register. See §18.2.

REIT. A “real estate investment trust” in accordance with Section 856 of the Code.

Related Secured Debt. With respect to any Collateral Property, any mortgage or other priority Indebtedness secured by such Collateral Property or the direct or indirect Equity Interests of the applicable Collateral Property Owner.

Release. As defined in any applicable Environmental Laws.

Rent Roll. A report prepared by the Borrower showing for each Collateral Property owned or leased by Borrower or any of its Subsidiaries, its occupancy, tenants, lease expiration dates, lease rent and other information in substantially the form presented to Agent on or prior to the date hereof.

Representative. See §14.16.

Required Lenders. As of any date, Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 2/3rds percent (66.67%) of the Total Commitment or, if the Commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue Letters of Credit have been terminated pursuant to the terms hereof, Lenders holding in the aggregate equal to or greater than sixty-six and 2/3 percent (66.67%) of the Obligations (including the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in Letter of Credit Liabilities); provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders; provided further that any time there are two (2) or more non-Defaulting Lenders hereunder, Required Lenders shall mean at least two (2) non-Defaulting Lenders.

Requirements. Any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws, including without limitation, the Americans With Disabilities Act or any state laws regarding disability requirements, or any lease, agreement, declaration, covenant or instrument to which Borrower, any Subsidiary or its respective Real Estate may be subject.

Reserve Percentage. For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

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Restricted Investments. See §8.3(b).

Revolving Availability. As of any date of calculation, an amount equal to the (a) the lesser of: (i) the Total Commitment; and (ii) the Borrowing Base Availability, minus the (b) Revolving Credit Exposure.

Revolving Credit Exposure. Collectively, as of any date of calculation, the aggregate Outstanding amount of Loans and Letter of Credit Liabilities on such date.

Roll Up. Collectively, the transactions pursuant to which the Borrower will acquire, indirectly through its Subsidiaries, ownership of the Real Estate listed on Schedule 6.25 hereto by exchanging the interests of certain Persons in such Real Estate immediately prior to the Roll Up for OP Units in the Borrower such that, after giving effect to such transactions, the Borrower will indirectly own all of the interests in such Real Estate and the limited partners in the Borrower shall be as set forth on Exhibit A of the Borrower’s limited partnership agreement as delivered to the Agent in connection with the Closing Date.

Sanctioned Person. Any Person that is (i) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (ii) any Person located, operating, organized or resident in a Designated Jurisdiction, (iii) an agency of the government of a Designated Jurisdiction, or (iv) any Person Controlled by any Person or agency described in any of the preceding clauses (i) through (iii).

Sanction(s). Any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

SEC. The federal Securities and Exchange Commission.

Securities Act. The Securities Act of 1933, as amended.

Security Documents. Collectively, the Pledge Agreements, UCC-1 financing statements and any further collateral security agreements or assignments to the Agent for the benefit of the Lenders.

S&P. Standard & Poor’s Ratings Group.

State. A state of the United States of America and the District of Columbia.

Step-Down Date. The earlier to occur of (i) August 12, 2020 and (ii) the date when the Parent Guarantor shall have consummated an IPO yielding net proceeds of not less than $200,000,000.

Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

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Swap Obligation. With respect to Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

SyndTrak. A commercially available software offering an integrated syndicated loan deal management, amendment vote tracking, and secure data rooms.

Tangible Net Worth. With respect to the Parent Guarantor and its Subsidiaries, the difference between (a) Total Asset Value less (b) all Indebtedness of the Parent Guarantor and its Subsidiaries.

Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges (other than the Other Charges) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Titled Agents. The Arranger and any syndication agents or documentation agent.

Total Asset Value. The sum of (without duplication) (a) the aggregate Value of all of Borrower’s, Parent Guarantor’s and their Subsidiaries’ Real Estate, plus (b) the amount of any Unrestricted Cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries, excluding tenant security and other restricted deposits, plus (c) the amount of any restricted cash that is being reserved and earmarked to pay the cost of tenant improvements, leasing commissions, capital improvements, and related escrow deposits (including free rent escrow deposits and interest reserve deposits) for the Real Estate of the Parent Guarantor and its Subsidiaries, plus (d) the aggregate Value of all Investments in preferred equity and mortgage loan receivables held by the Parent Guarantor and its Subsidiaries. For any non-Wholly Owned Subsidiary, Total Asset Value shall be adjusted for Borrower’s, Parent Guarantor’s and their Subsidiaries’ Equity Percentage in the Unconsolidated Affiliate that owns any assets described in clauses (a) through (d) above.

Total Commitment. The sum of the Commitments of the Lenders. As of the date of this Agreement, the Total Commitment is Ninety Million and No/100 Dollars ($90,000,000.00). The Total Commitment may increase in accordance with §2.11 or decreased in accordance with §2.5.

Trading with the Enemy Act. See §6.29.

Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate. See §4.3(g)(ii)(B)(III).

Unconsolidated Affiliate. In respect of any Person, without duplication, any other Person in whom such Person holds a voting equity or ownership interest and that is not a Wholly Owned Subsidiary of such Person and shall include, without limitation all such entities whether or not the accounts of such other Person would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, and whether or not the parent Controls such other Person

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Unhedged Variable Rate Debt. Indebtedness of the Parent Guarantor, the Borrower and their Subsidiaries which has a floating rate of interest and which interest rate is not fixed, capped or otherwise limited by an interest rate protection product.

Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, reserves or Liens or similar claims of any kind in favor of any Person (other than any statutory right of set off) and is readily available for use by the Borrower in its discretion, and shall exclude any tenant security and similar restricted deposits.

Unused Fee Rate. A per annum rate equal to (a) 0.30% per annum on the actual daily unused amount of the Total Commitment if usage is less than 50% of the Total Commitment, and (b) 0.25% per annum on the actual daily unused amount of the Total Commitment if usage is greater than or equal to 50% of the Total Commitment.

Value. As of any date of determination:

(a)          For any operating Real Estate (including all Collateral Properties), (i) if the Borrower has obtained a new or updated Appraisal of such Real Estate less than twelve months prior to such date of determination, the Appraised Value of such Real Estate, or (ii) otherwise, the “fair market value” of such Real Estate as reported in the most recent financial statements of the Parent Guarantor and determined by the Parent Guarantor, which fair market value shall be reasonably acceptable to the Agent;

(b)          For Real Estate that is under construction or development for which no certificate of occupancy has been issued, the undepreciated cost basis thereof;

(c)          For each unimproved land parcel, the undepreciated cost basis thereof; and

(d)          For each mortgage loan investment, the lower of cost basis or face value thereof.

Wholly Owned Subsidiary. As to Borrower, any Subsidiary of Borrower that is directly or indirectly owned 100% by Borrower.

Withholding Agent. Borrower and the Agent.

Write-Down and Conversion Powers. With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

§1.2        Rules of Interpretation.

(a)          A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)          The singular includes the plural and the plural includes the singular.

(c)          A reference to any law includes any amendment or modification of such law.

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(d)          A reference to any Person includes its permitted successors and permitted assigns.

(e)          Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any of its Subsidiaries at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(f)           The words “include”, “includes” and “including” are not limiting.

(g)          The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)          All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)           Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)           The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)          The words “the date hereof” or words of like import shall mean the date that this Agreement is fully executed by all parties.

(l)           In the event of any change in generally accepted accounting principles after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of Borrower or Agent, the Borrower and the Agent shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower as in effect prior to such accounting change, as determined by the Agent in its good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrower and the Agent, such financial covenants, ratios and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(m)         To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.

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§2.          THE CREDIT FACILITY.

§2.1        Loans. Subject to the terms and conditions set forth in this Agreement, solely to the extent such Loan is approved by the Agent in its sole discretion (not to be unreasonably withheld), each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time, between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, Loans in such amounts as are requested by the Borrower and approved by the Agent for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Lender’s Commitment and (ii) such Lender’s Commitment Percentage of (A) the Borrowing Base Availability minus (B) the Outstanding amount of all Revolving Credit Exposure; provided, that, in all events, no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Exposure (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment or cause a violation of the covenant set forth in §9.1. The Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of Borrower set forth in §10 and §11 have been satisfied on the date of such request (or if such condition is required to have been satisfied only as of the initial Closing Date, that such condition was satisfied as of the Closing Date). The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Lender that such conditions have not been satisfied or has actual knowledge that a condition has not been satisfied. No Lender shall have any obligation to make Loans to Borrower in the maximum aggregate principal outstanding balance of more than the principal face amount of its Note or its Commitment, as applicable.

§2.2        Letters of Credit.

(a)          Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit denominated in Dollars as the Borrower may request upon the delivery of a written request in the form of Exhibit D hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that, after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Outstanding Amount of Letter of Credit Liabilities shall not exceed the Letter of Credit Sublimit, (iii) in no event shall the Revolving Credit Exposure exceed the Total Commitment or the Borrowing Base Availability, (iv) in no event shall the Outstanding principal amount of the Revolving Credit Exposure cause a violation of the covenant set forth in §9.1, (v) the conditions set forth in §§10 and 11 shall have been satisfied (or if such condition is required to have been satisfied only as of the Closing Date, that such condition was satisfied as of the Closing Date) or waived by Agent, (vi) no Lender is a Defaulting Lender (provided Issuing Lender may, in its sole discretion, be entitled to waive this condition), unless the Issuing Lender has entered into arrangements, including the delivery of cash collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Liabilities as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion, and (vii) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Notwithstanding anything to the contrary contained in this §2.2, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Lenders that are not Defaulting Lenders consistent with §2.12 and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a Lender that such conditions have not been satisfied or has actual knowledge that a condition has not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrower absent gross negligence or willful misconduct. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request absent gross negligence or willful misconduct. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof (provided that the consent of the Required Lenders shall be required if such period would exceed two years after the issuance date of such Letter of Credit), subject to extension pursuant to an “evergreen” clause reasonably acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond thirty (30) days prior to the Maturity Date) unless the Borrower has provided to Agent cash collateral reasonably acceptable to the Agent in an amount equal to the Letter of Credit Liability with respect to any Letter of Credit which extends beyond thirty (30) days prior to the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Loan.

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(b)          Each Letter of Credit Request shall be submitted to the Issuing Lender at least three (3) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by an Authorized Officer or the chief financial or chief accounting officer of Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit H attached hereto) and documents as the Issuing Lender may reasonably require, in conformity with the then standard practices of its letter of credit department applicable to all or substantially all similarly situated Borrower, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)          The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before three (3) Business Days following receipt of the documents last due pursuant to §2.2(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.

(d)          Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit. No Lender’s obligation to participate in a Letter of Credit shall be affected by any other Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)          Upon the issuance of each Letter of Credit and on each anniversary of such date of issuance until the final expiration or termination of such Letter of Credit, the Borrower shall pay to the Issuing Lender for its own account, a Letter of Credit fronting fee with respect to each Letter of Credit, at a rate equal to the greater of (a) a fee of 0.125%, computed on the face amount available to be drawn under such Letter of Credit, and (b) $750.00. In addition, the Borrower shall pay to the Agent, for the account of the Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to LIBOR Rate Loans on the amount available to be drawn under such Letter of Credit. Such Letter of Credit fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the fifth day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit (if such letter of credit is outstanding less than a full quarter, such fee shall be pro rated for the period of time outstanding). In addition, the Borrower shall pay to Issuing Lender for its own account within ten (10) Business Days of demand of Issuing Lender the standard issuance, documentation and service charges applicable to all or substantially all similarly situated borrowers for Letters of Credit issued from time to time by Issuing Lender.

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(f)           In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, unless the amount of such draw is otherwise immediately repaid by the Borrower, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement (Borrower being deemed to have requested a Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Base Rate Loan under this Agreement) and the Agent shall promptly notify each Lender by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Lender’s Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). Borrower further hereby irrevocably authorize and direct Agent to notify the Lenders of Borrower’s intent to convert such Base Rate Loan to a LIBOR Rate Loan with an Interest Period of one (1) month on the third (3rd) Business Day following the funding by the Lenders of their advance under this §2.2(f), provided that the making of such LIBOR Rate Loan shall not be a contravention of any provision of this Agreement. If and to the extent any Lender shall not make such amount available on the Business Day on which such draw is funded, such Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1.0%) for each day thereafter. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this §§2.2(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5. The failure of any Lender to make funds available to the Agent in such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.2(f). Nothing herein shall limit the Borrower’s obligation to reimburse the Issuing Lender for any draws and disbursements made in respect of any Letter of Credit on the same Business Day when any such draw or disbursement is made. If a draw or disbursement with respect to a Letter of Credit is reimbursed by the making of Loans hereunder, the Borrower’s obligation to pay the amount of such draw or disbursement to the Issuing Lender shall be automatically converted into an obligation to pay the resulting Loans.

(g)          If after the issuance of a Letter of Credit pursuant to §2.2(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Loan, each Lender will, on the date such Loan pursuant to §2.2(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

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(h)          Whenever at any time after the Issuing Lender has received from any Lender any such Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i)           The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)           Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender, none of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to Borrower; provided nothing contained herein shall relieve Issuing Lender, Agent or any Lender for liability to Borrower arising as a result of the gross negligence or willful misconduct of Issuing Lender, Agent or any Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§2.3        Notes. The Loans shall, if requested by each Lender, be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender which so requests the issuance of a Note in the principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below.

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§2.4        Facility Unused Fee. The Borrower agrees to pay to the Agent for the account of the Lenders (other than any Defaulting Lender) in accordance with their respective Commitment Percentages a facility unused fee calculated at the Unused Fee Rate on the actual daily amount by which the Total Commitment exceeds the outstanding principal amount of Revolving Credit Exposure during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility unused fee shall be calculated for each quarter based on the ratio (expressed as a percentage) of (a) the actual daily amount of the outstanding principal amount of the Revolving Credit Exposure during such quarter to (b) the Total Commitment. The facility unused fee shall be payable quarterly in arrears on the fifth (5th) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.5, with a final payment on the Maturity Date. The Borrower acknowledges that the fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

§2.5        Reduction and Termination of the Commitments. The Borrower shall have the right, at any time and from time to time, upon five (5) Business Days’ prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that, in no event shall the Total Commitment thereafter be reduced in such manner to an amount less than $25,000,000 unless the Commitments are terminated entirely concurrently therewith) or to terminate entirely the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Loans would exceed the Commitments of the Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this §2.5, the Agent will notify the Lenders of the substance thereof. Any reduction of the Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the maximum amount of Letters of Credit. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any unused facility unused fee under §2.4 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

§2.6        Interest on Loans.

(a)          Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Base Rate Loans.

(b)          Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin for LIBOR Rate Loans.

(c)          The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)          Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

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(e)          The parties understand that the applicable interest rate for the Loans and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower or Guarantor) at the time it was delivered to the Agent, and if the applicable interest rate or fees calculated for any period were different than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Agent shall promptly notify Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. The Borrower shall receive a credit or refund of any overpayment promptly after such determination. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Agent’s, the Issuing Lender’s or any Lender’s other rights under this Agreement.

§2.7        Requests for Loans. Except with respect to any initial Loan on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Loan requested hereunder (a “Loan Request”) by 1:00 p.m. (Eastern time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and two (2) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans, together with an executed Borrowing Base Availability Certificate in the form of Exhibit E. Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the requested Drawdown Date. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date. Nothing herein shall prevent the Borrower from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan as required by this Agreement. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $100,000; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $500,000; provided, however, that there shall be no more than six (6) LIBOR Rate Loans outstanding at any one time.

§2.8        Funds for Loans.

(a)          Not later than Noon (Eastern time) on the proposed Drawdown Date of any Loans, if such Loan is approved by the Agent, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1. Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office or wiring such funds in accordance with Borrower’s written instructions. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to the Borrower the amount of its or their Commitment Percentage for such Loans as provided in §12.5.

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(b)          Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan (a “Refusal Notice”), Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. Prior to making any such advance on behalf of a Lender, Agent shall endeavor to provide prior notice to Borrower of any Refusal Notice received by Agent and Borrower shall have the right to cancel such requested advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower (without duplication), as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

§2.9        Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of the Loans solely to (a) pay closing costs in connection with this Agreement; (b) fund acquisitions (including deposits) of Real Estate and redevelopment and/or development projects, (c) fund capital and construction expenditures, tenant improvements, leasing commissions and property and equipment acquisitions or fund reserve accounts held by holders of Related Secured Debt for similar purposes; (d) redeem or acquire Equity Interests in Borrower or Parent Guarantor subject to the term hereof; and (e) for general working capital purposes (including without limitation to finance direct and indirect acquisitions and other investments in real estate, interest shortfalls, general operating expenses, including without limitation taxes, insurance and other expenses, and payments of Indebtedness permitted to be incurred under this Agreement and other amounts that may be due from time to time to the Borrower).

§2.10      RESERVED.

§2.11      Commitment Increase.

(a)          Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time before at least three (3) months prior to the Maturity Date to request an increase in the Total Commitment to not more than $100,000,000 (after giving effect to each such increase), by giving written notice to the Agent (each, an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $5,000,000. Upon receipt of any Increase Notice, the Agent and the Arranger shall use best efforts to, and Borrower may, but shall not be obligated to, invite one or more Lenders or other banks or lending institutions (which other banks or lending institutions shall be reasonably acceptable to Agent, Arrangers and Borrower) to become a Lender and provide an additional Commitment. If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the Lenders or other banks or financial institutions who provide such commitment letters on such basis mutually acceptable to each of the Borrower, Agent and Arranger. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the additional Commitment to be provided by each Lender and the revised Applicable Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”). In no event shall any Lender be obligated to provide an additional Commitment.

(b)          On each Commitment Increase Date the outstanding principal balance of the Loans shall be reallocated among the Lenders such that after the Commitment Increase Date the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after each Commitment Increase Date) of the outstanding principal amount of all Loans. On each Commitment Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders as necessary to accomplish the required reallocation of the outstanding Loans. The funds so advanced shall be Base Rate Loans until converted to LIBOR Rate Loans which are allocated among all Lenders based on their Commitment Percentage.

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(c)          On each Commitment Increase Date, the Agent may unilaterally revise Schedule 1.1 and the Borrower shall, if requested by such new Lender, execute and deliver to the Agent a new Note for each Lender whose Commitment has changed or who has provided a new Commitment so that the principal amount of such Lender’s Note shall equal its aggregate Commitment as increased thereby. The Agent shall deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders and delivered to Borrower. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the applicable Commitment Increase Date and shall otherwise be in substantially the form of the replaced Notes.

(d)          Notwithstanding anything to the contrary contained herein, any increase in the Total Commitment pursuant to this §2.11 shall be conditioned upon satisfaction or waiver of the following conditions precedent which must be satisfied or waived prior to the effectiveness of any increase of the Total Commitment:

(i)          Payment of Activation Fee. The Borrower shall pay to the Agent and Arranger those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase;

(ii)         No Default. On the date any Increase Notice is given and on the date such Commitment Increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default;

(iii)        Representations True. The representations and warranties made by the Credit Parties in the Loan Documents or otherwise made by or on behalf of the Credit Parties in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of any such Increase Notice and also on the date the Total Commitment is increased (unless such representations are limited by their terms to a specific date), both immediately before and after the Total Commitment is increased, other than for changes in the ordinary course of business permitted by this Agreement;

(iv)        Authority. The Agent shall have received evidence reasonably satisfactory to it and the new Lender that the Credit Parties shall have taken all corporate, partnership, member, or other necessary action to authorize the incurrence and guaranty of the Commitment Increase; and

(v)         Additional Documents and Expenses. The Borrower shall execute and deliver to Agent and the Lenders such additional documents, instruments, certifications and opinions as the Agent may reasonably require, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants set forth in the Loan Documents after giving effect to the increase, and the Borrower shall pay the cost of any updated UCC searches, and any and all intangible taxes, assessments or charges or any similar reasonable fees, taxes or expenses which are reasonably requested in connection with such increase in accordance with §15.

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§2.12      Defaulting Lenders.

(a)          Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)          That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §27.

(ii)         Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; third, if so determined by the Agent or requested by the Issuing Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists or non-defaulting Lenders have been paid in full all amounts then due, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Liabilities in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Liabilities were made at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Liabilities owed to, all non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Liabilities owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this §2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        That Defaulting Lender shall not be entitled to receive any unused fee pursuant to §2.4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to §2.12(b). With respect to any such Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to the immediately preceding sentence, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such non-Defaulting Lender pursuant to §§2.12(a)(iv), (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Defaulting Lender’s participation in Letters of Credit that has not been reallocated to such non-Defaulting Lender pursuant to §2.12(a)(iv), and (z) not be required to pay any remaining amount of any such fee.

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(iv)        During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to §2.2, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non- Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) such Lender’s Commitment Percentage of the Revolving Credit Exposure then Outstanding. Subject to §34, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)          During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender, and the other Lenders, demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of §18.1. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment via an assignment subject to and in accordance with the provisions of §18.1. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient with any applicable amounts held pursuant to the immediately preceding subsection (ii), upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the Issuing Lender or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) such Defaulting Lender’s full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under any Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Within five (5) Business Days of demand by the Issuing Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender (after giving effect to §2.8(a) and §2.12(a)(ii) and any cash collateral provided by the applicable Defaulting Lender) on terms satisfactory to the Issuing Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in a cash collateral account as collateral (solely for the benefit of the Issuing Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of outstanding Letter of Credit Liabilities. Moneys in such cash collateral account deposited pursuant to this section shall be applied by the Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of any funding obligation with respect to a Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

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(c)          If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.12(a)(ii).

(d)          Defaulting Lender Cure. If the Borrower, the Agent and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to §2.12(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

§3.          REPAYMENT OF THE LOANS.

§3.1        Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans, Letter of Credit Liabilities and other Obligations outstanding on such date (other than Letters of Credit that have been cash collateralized to the satisfaction of the Issuing Bank in accordance with §2.2(a)), together with any and all accrued and unpaid interest thereon.

§3.2        Mandatory Prepayments.

(a)          If at any time the sum of the aggregate outstanding Revolving Credit Exposure exceeds (a) the Total Commitment or (b) the Borrowing Base Availability, then the Borrower shall, within five (5) Business Days after receipt of notice from Agent of such occurrence (or in the case of an updated Appraisal to the extent that such updated Appraisal results in a change in the Borrowing Base Availability pursuant to a specific provision of this Agreement, then within two (2) Business Days after receipt of notice from the Agent of such occurrence) pay the amount of such excess to the Agent for the respective accounts of the Lenders, as applicable, for application to the Loans as provided in §3.4.

(b)          Borrower shall, within five (5) Business Days of receipt of the subject proceeds by any applicable Person, prepay the Loans in an amount equal to (i) 100% of the Net Offering Proceeds from any Equity Offerings (but excluding proceeds from an IPO) and (ii) 100% of the net proceeds (after customary closing and transaction costs and repayment of any first mortgage secured debt, mezzanine debt, and property-level preferred equity related to such Real Estate) of all sales or other dispositions of Real Estate of the Borrower, any Credit Party, or any of their Subsidiaries, in each case, which are not subject to like-kind exchanges pursuant to Section 1031 of the Code or to tax protection agreements, and all financings, refinancings, or recapitalizations involving the Borrower, any Credit Party, or any of their Subsidiaries or their respective Real Estate and other assets.

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§3.3        Optional Prepayments.

(a)          Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.7.

(b)          The Borrower shall give the Agent, no later than 1:00 p.m. (Eastern time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).

§3.4        Partial Prepayments. Each partial payment under §3.2 shall be applied first to the principal of Loans (and with respect to each category of Loans, first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans) until paid in full, and second, to be held as cash collateral for the Letter of Credit Liabilities.

§3.5        Effect of Prepayments. Amounts of the Loans prepaid under §3.2 and §3.3 prior to the Maturity Date may be reborrowed as provided in §2 (subject to the conditions set forth therein). No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Credit Parties’ obligations under any Derivatives Contracts entered into with respect to the Loans.

§4.          CERTAIN GENERAL PROVISIONS.

§4.1        Conversion Options.

(a)          The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan unless the Borrower pays Breakage Costs as required under this Agreement; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, and, after giving effect to the making of such Loan, there shall be no more than six (6) Revolving Credit LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing; and (iv) unless otherwise specified herein, no conversion from a LIBOR Rate Loan to a Base Rate Loan may be made other than at the end of the applicable Interest Period. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $500,000 or an integral multiple of $100,000 or a LIBOR Rate Loan in a principal amount of less than $500,000 or an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Base Rate Loan or a continuation of a LIBOR Rate Loan shall be irrevocable by the Borrower.

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(b)          Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)          In the event that the Borrower does not notify the Agent of their election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a LIBOR Rate Loan for an Interest Period of one month unless such Interest Period shall be greater than the time remaining until the Maturity Date, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2        Fees. In addition to all fees specified herein, the Borrower agrees to pay to KeyBank and the Arranger for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated on or about the Closing Date between the Borrower, KeyBank and the Arranger (the “Agreement Regarding Fees”).

§4.3        Funds for Payments.

(a)          All payments of principal, interest, facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 3:00 p.m. (Eastern time) on the day when due (or such later time as is acceptable to the Agent in the event of a payment in full of all Loans and a termination of Commitments hereunder), in each case in lawful money of the United States in immediately available funds. To the extent not already timely paid pursuant to the preceding sentence, the Agent is hereby authorized to charge the accounts of the Borrower with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b)          All payments by the Borrower or Guarantor hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(c)          The Borrower and the Parent Guarantor shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)          The Borrower and the Parent Guarantor shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.3) paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e)          Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or the Parent Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Parent Guarantor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.

(f)           As soon as practicable after any payment of Taxes by Borrower or the Parent Guarantor to a Governmental Authority pursuant to this §4.3, Borrower or the Parent Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

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(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)        an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;

(III)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)        to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

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(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.3 (including by the payment of additional amounts pursuant to this §4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.3 with respect to the Taxes giving rise to such refund), net of all reasonable third party out-of-pocket expenses (including Taxes) of such indemnified party actually incurred and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(i)           Each party’s obligations under this §4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(j)           The obligations of the Borrower to the Lenders under this Agreement (and of the Lenders to make payments to the Issuing Lender with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Credit Parties or any of their Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction in a final non-appealable judgment; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that nothing contained herein shall relieve Issuing Lender, Agent or any Lender for liability to Borrower arising as a result of gross negligence or willful misconduct on the part of the Issuing Lender, Agent, or any Lender, as applicable as determined by a court of competent jurisdiction in a final non-appealable judgment.

§4.4        Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or a 365 or 366 day year, as applicable, in the case of Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.5        Suspension of LIBOR Rate Loans.

(a)          In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that (i) adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, (ii) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, or (iii) the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, then, in each case, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

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(b)          If at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR Screen Rate shall no longer be used for determining interest rates for loans, or (iii) syndicated loans currently being executed, or that include language similar to that contained in this §4.5, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated credit facilities in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in §27, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this §4.5(b), only to the extent LIBOR Screen Rate for such Interest Period is not available or published at such time on a current basis), (1) any notice of conversion/continuation that requests the conversion of any Loan to, or continuation of any Loan as, a LIBOR Rate Loan shall be ineffective and any such Loan shall be converted to a Base Rate Loan on the last day of the then current Interest Period applicable thereto and (2) if any Notice of Borrowing requests a LIBOR Rate Loan, such Loan shall be made as Base Rate Loan.

§4.6        Illegality. Notwithstanding any other provisions herein, if any Change in Law shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, upon request by the Borrower, the Lender shall use commercially reasonable efforts to designate a different lending office if such designation will void the need for giving such notice and will not, in the reasonable judgment of Lender, subject such Lender to any unreimbursed cost or expense or be otherwise disadvantageous to Lender or increase any costs payable by Borrower hereunder.

§4.7        Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if the Borrower fails to draw down on the first day of the applicable Interest Period any amount as to which the Borrower has elected a LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. Borrower understands, agrees and acknowledges the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.8        Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any Change in Law, shall:

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(a)          subject any Lender or the Agent to any Taxes or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

(b)          materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c)          impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d)          impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part;

and the result of any of the foregoing is:

(i)          to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii)         to reduce the amount of principal, interest or other amount payable to any Lender any other Recipient hereunder on account of any of the Loans or the Letters of Credit or the Commitment, or

(iii)        to require any Lender or any other Recipient to make any payment or to forego any interest or other sum payable hereunder,

then the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall reasonably determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.9        Capital Adequacy. If after the date hereof any Lender determines that (a) as a result of a Change in Law, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or liquidity (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount reasonably deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is reasonably determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

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§4.10      Breakage Costs. Borrower shall pay all Breakage Costs required to be paid by them pursuant to this Agreement and incurred from time to time by any Lender within ten (10) days from receipt of written notice thereof from Agent, or such earlier date as may be required by this Agreement.

§4.11      Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, the Loans and other overdue amounts shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the interest rate that would otherwise be in effect hereunder with respect to such Loans, or in the case of other amounts, the Base Rate plus the Applicable Margin for Base Rate Loans (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans (other than amounts due on the Maturity Date or as a result of acceleration), which is not paid by the Borrower within five (5) days of the date when due but not including the final balloon payment of principal due on the Loan.

§4.12      Certificate. A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence of the amount due absent manifest error. A Lender shall be entitled to reimbursement under §4.8, or §4.9 from and after notice to Borrower that such amounts are due given in accordance with §4.8 or §4.9 and for a period of nine months prior to receipt of such notice if such Change in Law was effective during such nine months period (except that, if the Change in Law or other circumstance giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

§4.13      Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in §2.6. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, extension fees, up-front fees, commitment fees, facility fees, closing fees, letter of credit fees, underwriting fees, prepayment fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due. This Section shall control all Loan Documents between or among the Borrower, the Lenders and the Agent.

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§4.14      Certain Provisions Relating to Increased Costs and Non-Funding Lenders. If a Lender gives notice of the existence of the circumstances set forth in §4.6 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon the request of the Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonable and necessary costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.6 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”) and such Lender is the only Affected Lender or (b) has failed to make available to Agent its pro rata share of any Loan or its participation in a Letter of Credit and such failure has not been cured (a “Non-Funding Lender”), then, within thirty (30) days after such notice or request for payment or compensation or failure to fund, as applicable, Borrower shall have the right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, within thirty (30) days of receipt of such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitment, then the Agent shall use its best efforts to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender or Non-Funding Lender, as applicable (and payment to the Affected Lender of the compensation requested by such Affected Lender under §4.8 or §4.9), the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non- Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender or Non-Funding Lender, as applicable, under the Loan Documents including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

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§5.          COLLATERAL SECURITY.

§5.1        Collateral.

(a)          The Obligations and the Hedge Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders, pursuant to the terms of the Security Documents, in (i) the direct and indirect Equity Interests owned by the Borrower and its Subsidiaries in each Subsidiary of the Borrower that owns any Collateral Property and in each other Subsidiary of the Borrower (excluding the BVI Entities) that owns an interest in any other Real Estate that is not a Collateral Property, in each case, pursuant to documentation reasonably acceptable to the Agent; provided that the Borrower shall not be required to pledge any portion of such Equity Interests to the extent (and only to the extent) that such a grant of a security interest is prohibited by, or under the terms thereof, may give rise to a default, breach, right of recoupment, buyout, repurchase, purchase option, right of first refusal or similar rights (whether effective with the pledge or any related exercise of rights thereunder), claim, defense or remedy, or directly or indirectly results in the termination of or requires any consent not obtained under, the documents evidencing or securing third-party first mortgage or mezzanine indebtedness of such Subsidiary; provided further that, to the extent such pledge of any portion of such Equity Interests is restricted as set forth in the previous proviso, the Borrower shall, and shall cause any applicable Subsidiaries to, to the extent permitted under any such debt instruments, pledge to the Agent, pursuant to documentation reasonably acceptable to the Agent, all of the economic interests and rights to receive dividends, distributions, or cash flow in respect of the Equity Interests of such Subsidiary; (ii) all of the economic interests and rights to receive dividends, distributions, or cash flow in respect of the Equity Interests of the BVI Entities; provided that the Borrower shall not be required to pledge any portion of such Equity Interests to the extent (and only to the extent) that such a grant of a security interest is prohibited by, or under the terms thereof, may give rise to a default, breach, right of recoupment, buyout, repurchase, purchase option, right of first refusal or similar rights (whether effective with the pledge or any related exercise of rights thereunder), claim, defense or remedy, or directly or indirectly results in the termination of or requires any consent not obtained under, the documents evidencing or securing third-party first mortgage or mezzanine indebtedness of such Subsidiary; and (iii) the proceeds of all Equity Offerings and any other capital events with respect to any Credit Party and its Subsidiaries, including, without limitation, any asset sales, financing, refinancings, or recapitalizations of any such Person or any of its assets. For the avoidance of doubt, notwithstanding anything to the contrary set forth in this Agreement, it is hereby acknowledged and agreed that until the mezzanine loan secured by the pledge of mezzanine borrower’s ownership interest in HPT Sunbelt Portfolio, LLC, the owner of the properties known as the Inverness Center, Meridian Building, and Wells Fargo Tower that are located in Alabama is paid in full or otherwise amended to permit such transactions, no Equity Interests or economic interests in HPT Sunbelt Portfolio, LLC shall constitute Collateral for the Obligations and HPT Sunbelt Mezzanine, LLC shall not be a Guarantor or otherwise be obligated under the Obligations.

(b)          No later than thirty (30) Business Days after request from the Agent therefor, the Borrower shall establish a segregated deposit account with the Agent, which shall be pledged to the Agent pursuant to documentation reasonably acceptable to the Agent and shall execute such documents and take such action as the Agent shall reasonably require in order to perfect its security interest in such deposit account and funds on deposit therein, and thereafter the Borrower will cause all net proceeds from Equity Offerings and any other capital events with respect to any Credit Party and its Subsidiaries to be deposited therein upon receipt by any such Person. Provided no Event of Default shall be in existence, the Borrower shall have access to all amounts on deposit in such deposit account to be used in accordance with the provisions of the Credit Agreement. While any Event of Default shall be in existence, neither the Borrower nor any other party shall have the right of withdrawal with respect to such deposit account and the Agent may apply all funds on deposit therein to the repayment of all outstanding Obligations.

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(c)          Without limitation to the foregoing, the Credit Parties shall, within thirty (30) Business Days after entering into any Derivatives Contract with respect to the Obligations, deliver to the Agent, for the benefit of the Lenders, an assignment of such Derivatives Contract, in form and substance reasonably acceptable to the Agent.

§5.2        RESERVED.

§5.3        Addition of Collateral.

(a)          After the Closing Date, Borrower shall have the right, at its sole option, subject to the consent of the Agent and the Required Lenders as required under (iii) below and the satisfaction by Borrower of the conditions set forth in this §5.3, to add any specific component of Potential Collateral to the Collateral. In the event Borrower desires to add such Potential Collateral as aforesaid, Borrower shall provide written notice to the Agent of such request (which the Agent shall promptly furnish to the Lenders), together with all documentation and other information reasonably required to permit the Agent and the Lenders to assess such Potential Collateral being proposed as Collateral. No Potential Collateral shall be included as Collateral unless and until the following conditions precedent being proposed as Collateral shall have been satisfied:

(i)          Borrower or the owner of the Collateral shall have executed and delivered to the Agent all Eligible Collateral Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent and the Lenders together with an executed Borrowing Base Availability Certificate in the form of Exhibit E;

(ii)         after giving effect to the inclusion of such Potential Collateral in connection with each requested advance, each of the representations and warranties made by or on behalf of the Borrower or any of its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition (or any replacement) of Collateral, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except to the extent of changes resulting from transactions permitted by the Loan Documents, and no Default or Event of Default shall have occurred and be continuing, and the Agent shall have received a certificate of Borrower to such effect; and

(iii)        approval of the inclusion of such asset as Collateral by the Agent and the Required Lenders in their sole discretion.

§5.4        Release of Collateral. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4 including any paydown of the Loans in connection with the transactions contemplated by this §5.4), the Agent shall release Collateral from the lien or security title of the Security Documents encumbering the same upon the request of Borrower in connection with a sale or refinancing of the applicable Collateral Property, subject to and upon the following terms and conditions:

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(a)          The Borrower shall have provided the Agent with written notice of its intention to remove Collateral related to any specified Collateral Property from the Collateral at least ten (10) Business Days prior to the requested release (which notice may be revoked by Borrower at any time);

(b)          Borrower shall submit to the Agent with such request an executed Borrowing Base Availability Certificate in the form of Exhibit E adjusted in the best good faith estimate of Borrower solely to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release and if the Borrower would not be in compliance, then any reduction in the outstanding amount of the Loans in connection with such release;

(c)          To the extent necessary to maintain compliance with the Borrowing Base Availability, the Borrower shall simultaneously grant a lien on Potential Collateral approved by the Agent and Required Lenders in accordance with §5.3 above with a Collateral Value no less than the Collateral Value of the Collateral being released;

(d)          all release documents and related escrow arrangements to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

(e)          Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(f)           Borrower shall pay to the Agent for the account of the Lenders any payment required to comply with §3.2, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.2; and

(g)          without limiting or affecting any other provision hereof, any release of a Collateral will not cause the Borrower to be in violation of the covenants set forth in §9.

§5.5        Additional Credit Parties. As and to the extent that Borrower shall request that any property of a Subsidiary of Borrower be included as Collateral in connection with the request of any Loan or supplement to the existing Collateral as contemplated by §5.3 and such asset is approved for inclusion as a Collateral in accordance with the terms hereof, the Borrower shall cause each such Subsidiary to execute and deliver to Agent such Security Documents and Guaranty wherein, as approved by the Agent, such Subsidiary shall become a Credit Party hereunder; provided that, prior to such Subsidiary becoming a Guarantor hereunder, it shall have provided all information reasonably requested by the Agent and each Lender in order for the Agent or such Lender to comply with applicable “know your customer”, Anti- Money Laundering Laws, and the Beneficial Ownership Regulation, and Agent and each such Lender shall have completed such compliance processes with respect to such Subsidiary. Each such Subsidiary shall be authorized, in accordance with its respective organizational documents, to be a Credit Party hereunder and to execute such Security Documents as Agent may require. Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Credit Parties to be true and correct with respect to each such Subsidiary from and after the date such Subsidiary becomes a Credit Party. In connection with the delivery of such Loan Documents, Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

§5.6        Release of Certain Credit Parties. In the event that all Collateral owned by a Credit Party (other than the Borrower) shall have been released as Collateral for the Obligations and Hedge Obligations in accordance with the terms of this Agreement, then such Credit Party shall be deemed to be fully released of all Obligations and all Hedge Obligations without the need of any further actions from Agent or any Lender; provided, the Agent shall, at Borrower’s request and expense, execute and deliver all applicable customary release documentation required by Borrower.

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§5.7        Release of Collateral. Upon the refinancing or repayment of the Obligations in full, then the Agent shall release the Collateral from the lien and security interest of the Security Documents and to release the Borrower and the other Credit Parties; provided that Agent has not received a notice from the “Representative” (as defined in §14.16) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.

§6.          REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and the Lenders as follows, each as of the Closing Date hereof, and as of the date of a request for a funding of any Loan hereunder:

§6.1        Corporate Authority, Etc.

(a)          Incorporation; Good Standing. The Parent Guarantor is a corporation duly organized pursuant to its charter filed with the Secretary of State of Maryland, and is validly existing and in good standing under the laws of the State of Maryland. The Borrower is a limited partnership duly organized pursuant to its certificate of limited partnership filed with the Secretary of State of Delaware, and is validly existing and in good standing under the laws of Delaware. Each of the Parent Guarantor and the Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in each jurisdiction where any Collateral owned or leased by it is located to the extent required to do so under Applicable Law and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.

(b)          Other Credit Parties. Each of the other Credit Parties (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where any Collateral owned or leased by it is located to the extent required to do so under Applicable Law and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(c)          Other Subsidiaries. Except where a failure to satisfy such representation would not have a Material Adverse Effect, each of the Subsidiaries of the Borrower (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Real Estate owned or leased by it is located.

(d)          Authorization. Subject to the exclusion of the Excluded Property, the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Credit Party is a party and the transactions contemplated hereby and thereby (i) are within the authority of the applicable Credit Parties, (ii) have been duly authorized by all necessary actions on the part of the applicable Credit Parties, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Credit Party, except as would not reasonably be expected to result in a Material Adverse Effect, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, any Credit Party or or any of its properties where, in the case of any agreement or other instrument binding upon any Credit Party or any of its properties, any conflict or default would not reasonably be expected to have a Material Adverse Effect, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any Credit Party other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent or except as would not reasonably be expected to result in a Material Adverse Effect.

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(e)          Enforceability. Subject to the exclusion of the Excluded Property, the execution and delivery of this Agreement and the other Loan Documents to which any of the Credit Parties is a party are (or will, at the time of the execution thereof, be) valid and legally binding obligations of the Credit Parties enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

§6.2        Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Credit Party is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

§6.3        Title to Collateral. Except as indicated on Schedule 6.3 hereto or other adjustments that are not material in amount (or will, in connection with any future Loan hereunder, own or lease), and subject to the exclusion of the Excluded Property, a Credit Party owns each item of Collateral1 subject to no rights of others, including any mortgages, conditional sales agreements, title retention agreements, liens or other monetary encumbrances except Permitted Liens.

§6.4        Financial Statements; Indebtedness.

(a)          Borrower has furnished to Agent: (i) the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the most recent period then ended (and available) certified by an Authorized Officer or the chief financial or accounting officer of Borrower, and (ii) certain other financial information relating to the Borrower and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the consolidated financial condition of the Parent Guarantor and its Subsidiaries as of such dates and the consolidated results of the operations of the Parent Guarantor and its Subsidiaries for such periods.

(b)          Schedule 6.4 is, as of the Closing Date, a complete and correct listing of all Recourse Indebtedness for each of the Credit Parties and its Subsidiaries (excluding any property-level mortgage debt or mezzanine debt), and if such Indebtedness is secured by any Lien, a description of the property subject to such Lien.

1 NTD: “Collateral” only includes items that have been rolled up and agent has a good lien on so don’t think we need to qualify

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(c)          As of the Closing Date, except as set forth in Schedule 6.4 no monetary default exists under any such Recourse Indebtedness and the Borrower or other Credit Parties or Subsidiaries (excluding any property-level mortgage debt or mezzanine debt) have not received notice of any other default under any such Indebtedness.

§6.5        No Material Changes. Since the later of the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, except as otherwise disclosed to Agent, there has occurred no materially adverse change in the financial condition, management, or business of the Borrower, and its respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Parent Guarantor as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the calendar year then ended, other than changes that have not and could not reasonably be expected to have a Material Adverse Effect.

§6.6        Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

§6.7        Litigation. As of the date hereof, except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against Borrower or any other Credit Party, or their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto. As of the date hereof, except as set forth in the lien searches delivered to the Administrative Agent prior to the date hereof or set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting Borrower, the other Credit Parties, their respective Subsidiaries, or any Collateral individually or in the aggregate in excess of $1,000,000.

§6.8        No Material Adverse Contracts, Etc. None of the Credit Parties or their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected in the future to have a Material Adverse Effect. None of the Credit Parties or their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.9        Compliance with Other Instruments, Laws, Etc. None of the Credit Parties or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.10      Tax Status. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Credit Parties (a) has made or filed all federal and state income and all other Tax returns, reports and declarations required to have been previously filed by any jurisdiction to which it is subject or has obtained an extension for filing, and (b) has paid prior to delinquency all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings or for which the Borrower or its respective Subsidiaries, as applicable has set aside on its books provisions reasonably adequate for the payment of such Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, there are no unpaid Taxes claimed by the taxing authority of any jurisdiction to be due by the Borrower or its respective Subsidiaries, the officers or partners of such Person know of no basis for any such claim, and as of the Closing Date, there are no audits pending or to the knowledge of Borrower threatened with respect to any Tax returns filed by Borrower or its respective Subsidiaries. The taxpayer identification number for the Parent Guarantor is 83-2871014.

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§6.11      No Event of Default. No Default or Event of Default has occurred and is continuing.

§6.12      Investment Company Act; EEA Financial Institution. None of the Credit Parties or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940. None of the Credit Parties is an EEA Financial Institution.

§6.13      Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens or as disclosed on the lien search reports delivered to the Agent, there is no financing statement (but excluding any financing statements that may be filed against Borrower or any other Credit Party without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any Collateral.

§6.14      Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrower or any of its Subsidiaries or Affiliates or, to the best knowledge of Borrower, any other Person other than Permitted Liens.

§6.15     Certain Transactions. Except as disclosed on Schedule 6.15 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of Borrower is, nor shall any such Person become, a party to any transaction with Borrower (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower than those that would be obtained in a comparable arms-length transaction.

§6.16      Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, Borrower and each ERISA Affiliate that is subject to ERISA has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, neither Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Multiemployer Plan or Guaranteed Pension Plan or (b) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA. Neither Borrower nor any ERISA Affiliate has failed to make any contribution or payment to any Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Multiemployer Plan or Guaranteed Pension Plan, which has resulted or would reasonably be expected to result in the imposition of a Lien. None of the Real Estate constitutes a “plan asset” of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan in each case, that is subject to ERISA.

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§6.17      Disclosure. All of the representations and warranties made by Borrower or Guarantor in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects. All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by Borrower or Guarantor, is and will be true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading when taken as a whole. The written information, reports and other papers and data with respect to the Borrower, any Subsidiary or the Collateral (other than projections and estimates) furnished to the Agent or the Lenders by Borrower or Guarantor in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports or other reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s counsel or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable) except to the extent that any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

§6.18      Trade Name; Place of Business. No Credit Party uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of the Borrower and the other Credit Parties is c/o HERTZ INVESTMENT GROUP, LLC, 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.

§6.19      Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. No Borrower or other Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.20      Environmental Compliance. Except as set forth on Schedule 6.20:

(a)          None of the Real Estate, nor to Borrower’s knowledge, any tenant or operations thereon, is in violation, or alleged violation, of any Environmental Law, which violation would reasonably be expected to have a Material Adverse Effect.

(b)          None of the Credit Parties has received written notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted, or has demanded that Borrower conduct, a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages in connection with the release of Hazardous Substances in violation of applicable Environmental Law, which would reasonably be expected to have a Material Adverse Effect.

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§6.21      Subsidiaries; Organizational Structure. Schedule 6.21 sets forth, as of the Closing Date, all of the Subsidiaries and Unconsolidated Affiliates of Borrower and the form and jurisdiction of organization of each of the Subsidiaries and Unconsolidated Affiliates of Borrower, as well as and the owners of the direct and indirect ownership interests in the Collateral Subsidiaries. No Person owns any legal, equitable or beneficial interest in any of such Persons set forth on Schedule 6.21 except as set forth on such Schedule. The information included in the most recent Beneficial Ownership Certification is true and correct in all material respects.

§6.22      Leases. An accurate and complete Rent Roll in all material respects as of the date of inclusion of each Collateral Property in the Collateral with respect to all Leases of any portion of the Collateral Property has been provided to the Agent. No tenant under any Lease is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in such Rent Roll or otherwise disclosed to Agent in writing. Except as set forth in Schedule 6.22, the Leases reflected therein are, as of the date of inclusion of the applicable Collateral Property in the Collateral, in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any material defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and except as reflected in Schedule 6.22, no Borrower has given or made, any written notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Credit Parties, there is no basis for any such claim or notice of default by any tenant except in the case of any of the foregoing, those matters which would not result in a Material Adverse Effect. Except as reflected in Schedule 6.22 or otherwise specifically disclosed to Agent in writing, Borrower knows of no condition which with the giving of notice or the passage of time or both would constitute a default on the part of any tenant with respect to the material terms under a Lease or of the respective Borrower as landlord under the Lease, which would result in a Material Adverse Effect. No security deposit or advance rental or fee payment (more than 2 months in advance) has been made by any lessee or licensor under the Leases except as may be specifically disclosed to Agent in writing.

§6.23      Brokers. None of the Borrower nor any of its respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.24      Other Debt. As of the Closing Date, no Credit Party or Subsidiary of Borrower is in default of the payment of any Indebtedness in excess of $100,000 or the performance of any material obligation under any related agreement to which any of them is a party. None of the Credit Parties is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of Borrower. Schedule 6.24 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements (other than the Loan Documents) binding upon the Credit Parties or their respective properties and entered into by any of the Credit Parties as of the date of this Agreement with respect to any Indebtedness of the Credit Parties, and the Borrower has provided the Agent with true, correct and complete copies thereof.

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§6.25       Real Property. Schedule 6.25 is, as of the Closing Date (assuming completion of the Roll Up in accordance with §8.16(a)), a complete and correct listing of all Real Estate assets of the Credit Parties and their Subsidiaries, setting forth, for each such property, the current occupancy status of such property, the Borrower’s Equity Percentage in such Real Estate, whether such Real Estate is a development property and, if such Real Estate is a development property, the status of completion of such Real Estate, any Related Secured Debt and whether such Related Secured Debt is currently in default or subject to a cash sweep, and whether such Property is a Collateral Property. Schedule 6.25 contains, as of the Closing Date (assuming completion of the Roll Up in accordance with §8.16(a)), a complete and correct listing of all Collateral Properties owned by the Credit Parties. The Borrower or a Subsidiary thereof owns in fee simple or ground leases each such parcel of Real Estate subject to no rights of others, including any mortgages, leases pursuant to which Borrower or such Subsidiary or any of their Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other monetary encumbrances except the Leases and Permitted Property Liens. Except as set forth in Schedule 6.25, to the knowledge of Borrower (i) all of the Real Estate building systems located thereon, are in good condition and working order and free from material defects, subject to ordinary wear and tear, except for such portion of such Real Estate which is not occupied by any tenant and which may not be in final working order pending final build-out of such space and (ii) there are no material structural defects to the Buildings on the Real Estate. To the knowledge of Borrower, each parcel of the Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands, tidelands, and Environmental Laws except in cases that could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of Borrower, all water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Real Estate are installed to the property lines of the Real Estate through dedicated public rights of way or through perpetual private easements and, except in the case of drainage facilities, are connected to the Buildings located thereon with valid permits and are adequate to service the Buildings in compliance with applicable law. To the knowledge of Borrower, the streets abutting the Real Estate are dedicated and accepted public roads, to which the Real Estate has direct access or are perpetual private ways (with direct access to public roads) to which the Real Estate has direct access. To the knowledge of Borrower, there are no unpaid or outstanding real estate or other Taxes or assessments on or against any of the Real Estate which are payable by any Credit Party or Subsidiary thereof (except only real estate or other Taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). To the knowledge of Borrower, each Real Estate is separately assessed for purposes of real estate tax assessment and payment. Except as listed on Schedule 6.25, there are no pending, or to the knowledge of Borrower threatened or contemplated, eminent domain proceedings against any of the Real Estate. None of the Real Estate is now damaged as a result of any fire, explosion, accident, flood or other casualty. Neither Borrower nor any Subsidiary thereof has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Real Estate or canceling or threatening to cancel any policy of insurance, and each of the Real Estate complies with the material requirements of all of the Borrower’s insurance carriers with respect to the Real Estate insured thereunder. Except as listed on Schedule 6.25, there are no Management Agreements for any of the Real Estate with any third-party manager that is not Affiliate of the Credit Parties. To the best knowledge of the Borrower, there are no materials claims or any bases for material claims in respect of any Real Estate or its operation by any party to any service agreement or Management Agreement.

§6.26      Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, no Credit Party is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each Credit Party is able to pay its debts as they become due, and each Credit Party has sufficient capital to carry on its business.

§6.27      No Bankruptcy Filing. No Credit Party has made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Credit Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Credit Parties have no knowledge of any Person contemplating the filing of any such petition against it.

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§6.28      No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the incurrence of indebtedness or the performance of any actions required hereunder or thereunder is or will be undertaken by any Credit Party with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted. Without limitation to the foregoing, no transfer of property has been or will be made by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Credit Party.

§6.29      OFAC. None of the Parent Guarantor, the Borrower any of their respective directors, officers, employees, Affiliates or any agent or representative of the Credit Parties or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, is (or will be) (i) a Sanctioned Person, (ii) located, organized or resident, or has its assets located, in a Designated Jurisdiction, (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions, or (iv) has violated any Anti-Money Laundering Law in any material respect. No Loan or Letter of Credit, nor the proceeds from any Loan or Letter of Credit has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, or in any other manner that will result in a violation by any Credit Party or Subsidiary thereof, or any Lender, the Agent, the Issuing Lender, of Sanctions. Neither the making of the Loans nor the use of proceeds thereof will violate the Trading with the Enemy Act, as amended (the “Act”), or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Each of the Credit Parties and its Subsidiaries, and to the knowledge of the Credit Parties, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with the Anti- Corruption Laws in all material respects. The Credit Parties have implemented and maintain in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Credit Parties, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Credit Parties or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

§6.30      [Intentionally Omitted.]

§6.31       REIT Status. To the extent it has completed an IPO, the Parent Guarantor is qualified to elect or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Parent Guarantor as a real estate investment trust.

§7.          AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

§7.1        Punctual Payment. The Borrower will, subject to applicable cure periods, duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents in accordance with the terms hereof.

§7.2       Maintenance of Office. The Credit Parties will maintain their respective chief executive office at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367, or at such other location as the Borrower shall designate upon prompt written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Credit Parties in respect of the Loan Documents may be given or made.

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§7.3        Records and Accounts. The Borrower will (a) keep, and cause each of its respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP (in each case, in all material respects) and (b) make adequate provision for the payment of all Taxes (including income taxes). Neither Borrower nor any of its respective Subsidiaries shall, without the prior written consent of the Agent (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4 (unless required by GAAP or other applicable accounting standards), or (y) change its fiscal year.

§7.4        Financial Statements, Certificates and Information. Borrower will deliver or cause to be delivered to the Agent:

(a)          not later than one hundred twenty (120) days after the end of each calendar year (a calendar year constitutes a “fiscal” year for Borrower), the audited Consolidated balance sheet of the Parent Guarantor at the end of such year, and the related audited Consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by an Authorized Officer or the chief financial officer or accounting officer of the Parent Guarantor that the information contained in such financial statements fairly presents in all material respects the financial position of the Parent Guarantor and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a member firm of BDO Ziv Haft or BDO USA, LLP or another nationally recognized accounting firm, and any other information the Agent may reasonably request to complete a financial analysis of Borrower and its Subsidiaries;

(b)          not later than sixty (60) days after the end of each calendar quarter of each year, copies of the unaudited Consolidated balance sheet of the Parent Guarantor as at the end of such quarter, and the related unaudited Consolidated statements of income and cash flows for the portion of the Parent Guarantor’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by an Authorized Officer or the chief financial officer or accounting officer of Borrower that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)          simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above a statement (a “Compliance Certificate”) certified by an Authorized Officer or the chief financial officer or chief accounting officer of Borrower or Parent Guarantor in the form of Exhibit F hereto (or in such other form as the Agent may reasonably approve from time to time): (i) stating that the Borrower is in compliance with the applicable debt limitations and investment parameters and financial covenants set forth in §8 and §9 and containing the calculations evidencing such compliance, including an executive summary of Investments; and (ii) stating that such officer is familiar with the terms and provisions of the Loan Documents and whether any Event of Default or, to its knowledge any Default, exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (iii) certifying that such financial statements fairly present in all material respects the financial condition and the results of operations of Parent Guarantor and its Subsidiaries on the dates and for the periods indicated, in accordance with GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnote. Borrower shall submit with the Compliance Certificate a Borrowing Base Availability Certificate attached hereto pursuant to which the Borrower shall calculate the amount of the Borrowing Base Availability as of such date with financial information as of the end of the immediately preceding calendar quarter. All income, expense, debt and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by an Authorized Officer or the chief financial officer or chief accounting officer of Borrower that the information contained in such statement fairly presents in all material respects the calculations of the various covenants set forth therein;

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(d)          simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000 or more of the Borrower which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(e)          simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) a Rent Roll for each of the Collateral Properties and a summary thereof in form reasonably satisfactory to Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), (ii) an operating statement for each of the Collateral Properties for each such calendar quarter and year to date, and a consolidated operating statement for the Collateral Properties for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), including a receivables aging, and (iii) a statement listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired, the acquisition cost, the Value, the Adjusted Net Operating Income with respect thereto, any Related Secured Debt, the debt service on such Related Secured Debt, project type, square feet or units, occupancy, a listing of primary tenants thereof, and other information reasonably requested by the Agent;

(f)          notice of any audits pending or threatened in writing with respect to any tax returns filed by Borrower or any Guarantor promptly following notice of such audit;

(g)          from time to time such other financial data and information (including without limitation auditors’ management letters, status of litigation or investigations against the Borrower and any settlement discussions relating thereto (unless the Borrower in good faith believes that such disclosure could result in a waiver or loss of attorney work product, attorney-client or any other applicable privilege), property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Credit Parties or any Collateral, as applicable) as the Agent may reasonably request.

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Any material to be delivered pursuant to this §7.4 (collectively, “Information Materials”) may be delivered electronically directly to Agent or made available to Agent pursuant to an accessible website provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof or access to the website containing such material. The Agent shall distribute any such information to the other Lenders after receipt thereof, and may do so by electronic form in the same manner as provided in this §7.4. Upon the request of Agent, Borrower shall deliver paper copies thereof to Agent and the Lenders. Borrower authorizes Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system provided that system is secure and access thereto is protected by a password that is only disclosed to the Lenders (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Agent and each Arranger do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or any Arranger in connection with the Communications or the Electronic System. In no event shall the Agent, any Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or any Guarantor, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Credit Parties release Agent, the Arrangers and the Lenders from any liability in connection therewith, except to the extent arising from such party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final order. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties, their Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Borrower hereby agrees that, from and after the consummation of an IPO, it will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Credit Parties, their Subsidiaries, their Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.

§7.5        Notices.

(a)          Defaults. The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any written notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or could reasonably be expected to have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

(b)          Environmental Events. The Borrower will give notice to the Agent within ten (10) Business Days of becoming aware of (i) any known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any written inquiry, proceeding, or investigation, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that would reasonably be expected to have a Material Adverse Effect.

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(c)          Notification of Claims Against Collateral. The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject, which could reasonably be expected to have a Material Adverse Effect.

(d)          Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any pending litigation and proceedings affecting Borrower or to which Borrower is a party involving an uninsured claim against Borrower that could reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against Borrower or any of its respective Subsidiaries in an amount in excess of $10,000,000.

(e)          ERISA. The Borrower will give notice to the Agent within ten (10) Business Days after the Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice (including any received from the trustee of a Multiemployer Plan) of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan, in each case if such event or occurrence would reasonably be expected to have a Material Adverse Effect.

(f)          Derivatives Contracts. The Borrower will give notice to the Agent within ten (10) Business Days after entering into any Derivatives Contract, together with a copy of such contract, which is applicable to any Loan.

(g)          Notification of Lenders. Within ten (10) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

(h)          Beneficial Ownership. Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Borrower.

§7.6        Existence; Maintenance of Properties.

(a)          The Borrower will preserve and keep in full force and effect its and its Subsidiaries’ legal existence in the jurisdiction of their incorporation or formation. The Borrower will preserve and keep in full force all of its and its Subsidiaries’ rights and franchises, the preservation of which is necessary to the conduct of their business, to the extent that the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(b)          Borrower (i) will cause all Real Estate owned, directly or indirect by Borrower and its Subsidiaries, to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, in each case under (i) or (ii) above in which the failure to do so would reasonably be expected to (x) materially impair the operation of the Collateral Properties or (y) otherwise cause a Material Adverse Effect

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§7.7        Insurance Condemnation. The Borrower will, and will cause each of its Subsidiaries to, at their expense, procure and maintain insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are reasonably and customarily are customarily carried under similar circumstances by Persons engaged in the same or similar business and with respect to similar properties, and with respect to each Collateral Property, in accordance the requirements of any agreements between the applicable Collateral Property Owner and the holder of Related Secured Debt for that Collateral Property. The Borrower shall from time to time deliver to the Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

§7.8        Taxes; Liens. The Borrower will, and will cause its respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Collateral or the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of Borrower, or, with respect to their respective Subsidiaries that in case of any of the foregoing could reasonably be expected to have a Material Adverse Effect, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and Borrower or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP.

§7.9        Inspection Books. The Borrower will, and will cause its respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s reasonable expense (subject to the limitation set forth below) and upon reasonable prior notice, to visit and examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more than once in any twelve (12) month period. The Agent and the Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower and its respective Subsidiaries.

§7.10        Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply in all material respects with (i) all Applicable Law now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by Applicable Laws for the conduct of its business or the ownership, use or operation of its properties. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or its respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof, except where the failure to obtain the foregoing could not reasonably be expected to have a Material Adverse Effect. The Credit Parties shall maintain in effect and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Credit Parties, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives that will act in any capacity in connection with or benefit from this Agreement and shall promptly advise Agent in writing in the event that the Credit Parties shall determine that any investors in the Credit Parties are in violation of such act. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Agent or any Lender pursuant to policies reasonably designed to promote compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including, without limitation, with respect to any beneficial owner with ownership in excess of the KYC Threshold.

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§7.11       Further Assurances. The Borrower will cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12       Management Agreements. The Real Estate shall be managed by the Advisor pursuant to Management Agreements reasonably acceptable to the Agent. The Management Agreements described on Schedule 6.25 hereto are approved by Agent. No such Management Agreement shall be modified in any material respect that would be adverse to the Lenders or terminated without Agent’s prior written approval, such approval not to be unreasonably withheld, delayed or conditioned. All asset management and property management fees payable to the Advisor or its Affiliates in connection with the Management Agreements related to the Real Estate, shall be subordinated to the Obligations and the Hedge Obligations pursuant to documentation reasonably acceptable to the Agent and payment of such fees shall thereafter be subject to §8.12. Additionally, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Management Agreement with a third-party manager for any Real Estate without the prior written consent of the Agent (which shall not be unreasonably withheld, delayed or conditioned), and after such approval, no such Management Agreement shall be modified in any material respect or terminated without Agent’s prior written approval, such approval not to be unreasonably withheld, delayed or conditioned. Agent may condition any approval of a new manager upon a subordination of the manager’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents.

§7.13       Business Operations. The Borrower shall operate its respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents. The Credit Parties will not and will not permit any of their respective Subsidiaries to engage in any business other than to acquire, own, use, operate, manage, finance, sell, lease, sublease, exchange or otherwise dispose of office properties in the United States, directly or indirectly, and engage in any other activities related or incidental thereto or permitted pursuant to the terms hereof.

§7.14       Ownership of Real Estate. Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of Borrower in any real estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by the Borrower or a Wholly Owned Subsidiary of the Borrower; provided, however that Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly Owned Subsidiaries and Unconsolidated Affiliates as permitted by §8.3(b).

§7.15       Distributions of Income to Borrower. Borrower shall cause all Subsidiaries to promptly distribute to it (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by such Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties and other reasonable resources approved by such Subsidiary in the course of its business.

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§7.16       Plan Assets. The Borrower will do, or cause to be done, all things necessary to ensure that none of the Borrower’s assets will be deemed to be Plan Assets at any time.

§7.17       Parent Covenants. The Parent Guarantor shall comply with the following covenants:

(a)          The Parent Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer or encumbrance of its interest in Borrower, or any dilution of its interest in Borrower, that would result in a Change of Control;

(b)          the Borrower shall not dissolve, liquidate or otherwise wind-up its business, affairs or assets;

(c)          The common Equity Interests of the Parent Guarantor shall at all times after the IPO be publicly traded on the Tel Aviv Stock Exchange, the OTCQX or some other comparable stock exchange approved by Agent; and

(d)          To the extent it has completed an IPO, the Parent Guarantor shall at all times comply with all requirements of applicable laws necessary to maintain its status as a REIT, shall elect to be treated as a REIT and shall operate its business in compliance with the terms and conditions of this Agreement applicable to Borrower and the other Loan Documents to which it is a party.

§8.          NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

§8.1        Restrictions on Indebtedness. The Borrower will not, and will not permit any Guarantor to, without the prior written consent of the Agent (not to be unreasonably withheld, conditioned, or delayed), create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(i)          Indebtedness to the Lenders arising under any of the Loan Documents and Hedge Obligations to a Lender Hedge Provider;

(ii)         current liabilities incurred in the ordinary course of business but not incurred through (x) the borrowing of money, or (y) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(iii)        Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(iv)        Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

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(v)         Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(vi)        Indebtedness incurred to any other landowners, government or quasi-government or entity or similar entity in the ordinary course of business in connection with the construction or development of any Real Estate, including, without limitation, subdivision improvement agreements, development agreements, reimbursement agreements, infrastructure development agreements, agreements to construct or pay for on-site or off-site improvements and similar agreements incurred in the ordinary course of business in connection with the development of Real Estate or construction of infrastructure in connection therewith;

(vii)       Indebtedness of the Parent Guarantor or the Borrower under customary recourse carve-out guaranties and environmental indemnifications on first mortgage Non-Recourse Indebtedness of the Borrower’s Subsidiaries, in each case in compliance with covenants set forth in §9; and

(viii)      Recourse Indebtedness of the Parent Guarantor and/or the Borrower in an aggregate amount not to exceed the amount permitted under §9.7.

Notwithstanding anything in this Agreement to the contrary, none of the Indebtedness described in §8.1 above shall have any of the Collateral or any interest therein or any direct ownership interest in any Credit Party, Collateral Property, or Collateral Subsidiary as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness.

§8.2        Restrictions on Liens, Etc. The Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, or other security interest of any kind upon the Collateral, the direct or indirect Equity Interests in, or rights to receive dividends, distributions, or cash flow from, any Credit Party or in any Collateral Subsidiary; (b) transfer any of the Credit Party’s material property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever as to the Collateral over any of their general creditors; (d) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse other than in exchange for equivalent consideration; or (e) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower may create or incur or suffer to be created or incurred or to exist the following Liens on such property (collectively, “Permitted Liens”): (i) non-consensual Liens arising by operation of Law and as to which the applicable Borrower, Collateral Subsidiary, or Credit Party is contesting or appealing, as applicable, its liability for the amounts secured or claimed under such non-consensual Lien and has properly reserved amounts for payment of such liability if such appeal or contest is unsuccessful, (b) Liens of the depositories holding any deposit or securities accounts which arise as a matter of law on items in the course of collection or encumbering deposits, financial assets, homeowner association liens or security entitlements therein or other similar Liens (including the right of set-off), and (c) Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations and the Hedge Obligations.

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§8.3        Restrictions on Investments.

(a)          Neither the Borrower nor any other Credit Party will make or permit to exist or to remain outstanding any Investment except, subject to §8.3(b), Investments in:

(i)          marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by Borrower or any other Credit Party;

(ii)         marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(iii)        demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than

$1,000,000,000 will not exceed $200,000;

(iv)        securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s Investors Service, Inc. or by Standard & Poor’s Corporation at not less than “P 1” if then rated by Moody’s Investors Service, Inc., and not less than “A 1”, if then rated by Standard & Poor’s Corporation;

(v)         repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (i), (iv) and (vi) with banks described in the foregoing subsection (iii) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(vi)        shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (i) through (iv) and have total assets in excess of

$50,000,000;

(vii)       the acquisition of fee interests or long-term ground lease interests by Borrower or any Credit Party (directly or indirectly) in real estate consisting of income-producing office properties and investments incidental thereto, any and all construction and development related thereto;

(viii)      Investments by Borrower or any Credit Party (directly or indirectly) in Subsidiaries of Borrower;

(ix)         Investments which constitute Indebtedness to the extent such Indebtedness is permitted pursuant to §8.1;

(x)          Investments in (A) preferred equity (including preferred limited partnership interests) in entities owning, directly or indirectly, real estate projects and/or (B) mezzanine loans issued to entities owning, directly or indirectly, real estate projects;

(xi)         Investments in real estate including the acquisition of entities (or interest therein) that are either publicly traded or privately held that own, manage, develop or construct commercial real estate including without limitation REITs and other real estate related entities such as private real estate funds, real estate management companies, real estate development companies and debt funds, acquisition of real estate preferred securities or preferred equity investments and other equity interests, including common stock in companies related directly or indirectly to real estate;

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(xii)        Acquisition or repurchase of Equity Interests in Borrower or Guarantor in compliance with §8.8; and

(xiii)       real estate debt of any kind or nature whatsoever, either directly or indirectly, including but not limited to origination of and participation in commercial real estate loans, mortgage notes, collateralized mortgage notes, collateralized mortgage back securities and collateralized debt obligations (including any subordinated promissory notes secured by real estate), mezzanine loans, and debenture or other debt securities of subsidiaries of the Guarantor or Borrower.

(b)          The Borrower shall not permit Investments (“Restricted Investments”) by the Borrower or any of its Subsidiaries (directly or indirectly) to be outstanding at any one time with Value in excess of the following percentage of Total Asset Value:

Restricted Investment	Maximum % of Total Asset Value
Unimproved Land	5%
Pre-leased ground-up construction in process	5%
Real Estate other than office properties	5%
Investments in non-Wholly Owned Subsidiaries and Unconsolidated Affiliates	10%
Mortgage Loans, Preferred Equity Investments, or Mezzanine Loans	5%
Aggregate Restricted Investments	20%

If the Restricted Investments exceed the respective maximums in the table above, such failure shall not constitute an Event of Default hereunder but Total Asset Value shall be reduced for the amount of such excess for purposes of calculating the financial covenants under §9 below.

§8.4        Merger, Consolidation. No Credit Party will become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, Division, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing (including a Division), in each case without the prior written consent of the Required Lenders except for (i) the merger or consolidation of one or more of the Subsidiaries of Borrower (other than any Collateral Property Owner) with and into Borrower (it being understood and agreed that in any such event Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of Borrower (other than any Collateral Property Owner), or (iii) in connection with the release of all Collateral owned by such Credit Party.

Notwithstanding anything to the contrary in this §8.4 or in §8.9, the Borrower shall not, and shall not permit any other Credit Party or any of their Subsidiaries to, consummate (i) any sale, merger, transfer, or any similar transaction with respect to any Real Estate or Equity Interests in any Person if the value or consideration of such transaction, together with the value or consideration of all other similar transactions consummated in the immediately preceding twelve months, would exceed twenty percent (20%) of the Total Asset Value on such date, unless the Borrower shall have delivered to the Agent, at least five (5) Business Days prior to the expected consummation date for such transaction, written notice of such transaction (with reasonable detail) together with a Compliance Certificate evidencing that no Default or Event of Default would exist after giving effect to such transaction or result therefrom, or (ii) any proposed merger that would result in an increase of 25% or more in Total Asset Value or that involves the Borrower or Parent Guarantor and Borrower or Parent Guarantor will not be the surviving Person of such merger, unless the Borrower shall have delivered to the Agent, at least five (5) Business Days prior to the expected consummation date for such merger, written notice of such transaction (with reasonable detail), and the Required Lenders shall have consent to such merger in writing prior to the consummation thereof.

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§8.5        Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly (including a Division), whereby such Person shall sell or transfer any Real Estate owned by it in order that then or thereafter such Person shall lease back such Real Estate without the prior written consent of Agent, such consent not to be unreasonably withheld.

§8.6        Negative Pledge. Without limitation to §8.2, the Borrower will, nor will it permit any of its Subsidiaries, to, create or allow to exist any Lien upon the direct or indirect Equity Interests in, or rights to receive dividends, distributions, or cash flow from, any Subsidiary that owns Real Estate other than a Collateral Property except that the Borrower and its Subsidiaries may grant Liens in the direct or indirect Equity Interests (or rights to dividends, distributions, or cash flow) in Subsidiaries owning Real Estate (other than any Collateral Property) with an aggregate Value not in excess of an amount equal to five percent (5%) of the Total Asset Value.

§8.7        Compliance with Environmental Laws. None of the Borrower or its Collateral Subsidiaries will do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of Borrower’s, any Collateral Subsidiary’s, or their respective tenants’ business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in material compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that would reasonably be expected to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties which would reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except, any such use, generation, conduct or other activity described in clauses (a) to (e) of this §8.7 would not reasonably be expected to have a Material Adverse Effect.

§8.8        Distributions. Neither the Parent Guarantor nor the Borrower shall pay any Distribution to its partners, members, or other owners or shareholders (including, in each case, by way of a Division), except that (a) the Parent Guarantor and/or Borrower may, provided no Event of Default is then in existence, make Distributions to the Borrower’s or Parent Guarantor’s equity holders; provided that, for each quarter end from and after June 30, 2021, the aggregate amount of Distributions permitted under this clause (a) shall not exceed (as applicable) the Payout Ratio set forth in §9.9 for any twelve-month period, (b) the Parent Guarantor and the Borrower shall at all times while an Event of Default is existing (but prior to the date when the Obligations are accelerated in accordance with §12.1), be permitted to make Distributions in an amount not to exceed the minimum amount that would be required to be distributed by the Parent Guarantor (to the extent the IPO has occurred and the Parent Guarantor has elected to be treated as a REIT) taking into account all other sources of net income in order to maintain REIT qualification, avoid U. S. federal income tax liability and avoid the imposition of any excise tax liability for undistributed income, and (c) the Borrower and its Subsidiaries may make Distributions declared and paid ratably by Subsidiaries to the Borrower or Parent Guarantor with respect to their capital stock or equity interest.

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§8.9        Asset Sales. The Borrower will not, and will not permit its Subsidiaries to, sell, transfer or otherwise dispose of any Collateral or any other material asset (including pursuant to a Division) other than pursuant to a bona fide arm’s length transaction or if replaced with an asset of equal value, and subject in all instances to §5.4 hereof.

§8.10      Restriction on Prepayment of Indebtedness. The Credit Parties will not after the occurrence and continuance of any Event of Default (a) voluntarily prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any material Indebtedness other than the Obligations and the Hedge Obligations; or (b) modify any document evidencing any material Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness.

§8.11      Derivatives Contracts. Borrower shall not contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Derivative Contracts made in the ordinary course of business and not prohibited pursuant to §8.1 which are not secured by any portion of the Collateral granted to the Agent under any of the Loan Documents (other than Hedge Obligations).

§8.12     Subordination of Management Fees. The Borrower will not, and will not permit any other Credit Party or any of their Subsidiaries to, pay any advisory, asset management, property, acquisition, financing, and other fees and amounts due and payable to the Advisor or any of its Affiliates in connection with the Credit Parties, their Subsidiaries, or any of their Real Estate at any time when a Default or Event of Default exists or would result therefrom; provided that such fees may continue to accrue while such Default or Event of Default is in existence and shall be paid at such time as no Default or Event of Default is in existence; provided further that, at any time when a Default or Event of Default is existing, the Borrower or its Subsidiaries may pay property management fees related to their Real Estate to the contractual property management Affiliate of the Advisor in an amount not to exceed three percent (3%) of the gross rental revenues of the applicable Real Estate and any property management fees in excess of such amount may continue to accrue while such Default or Event of Default is in existence and be paid at such time as no Default or Event of Default is in existence.

§8.13      Transactions with Affiliates. Borrower shall not permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of Borrower), except (i) transactions in connection with the Management Agreement in accordance with §7.12, (ii) transactions set forth on Schedule 6.15 attached hereto, (iii) transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (iv) distributions permitted under §8.8.

§8.14       Changes to Organizational Documents. The Borrower shall not amend or modify, or permit the amendment or modification of, the limited liability company agreements or other formation or organizational documents of any Credit Party or general partner thereof in any material respect, without the prior written consent of Agent, not to be unreasonably withheld. Without limiting the foregoing, any amendment to the provisions of any Preferred Securities, or to the rights or powers of the holders of the Preferred Securities shall be a material amendment requiring the consent of Agent.

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§8.15     Sanctions and Anti-Money Laundering. The Credit Parties will not, directly or indirectly, knowingly (a) use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Agent, Issuing Lender, or otherwise) of Sanctions, or (b) use the proceeds of any Loan or Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

§8.16     Condition Subsequent.

(a)          Not later than 5:00pm Eastern Time on August 14, 2019, the Borrower shall deliver evidence satisfactory to the Agent and Lenders that the Roll Up has been consummated in accordance with the following:

(i)          On or prior to August 12, 2019, the Agent shall have entered into escrow arrangements satisfactory to it with Fidelity National Title Insurance Company (the “Title Company”) pursuant to which the Agent will wire to the Title Company proceeds of certain Loans requested to be made on the Closing Date to be held by the Title Company as escrow agent and disbursed to fund certain fees, costs and expenses related to the Roll Up in accordance with such escrow arrangements and this §8.16(a);

(ii)         Prior to the Title Company making any disbursement of Loan proceeds, the Agent shall have received evidence satisfactory to it that all conditions to the effectiveness of the Roll Up transactions (other than payment of any amounts to be made with proceeds of the Loans) with respect to Real Estate constituting at least 75% of the Borrowing Base Availability calculated as of the Closing Date (assuming completion of the Roll Up) shall have been satisfied such that after receipt by the applicable mortgage lender of such funds and performance by such lender of certain administrative or ministerial tasks related thereto, the Borrower may consummate the Roll Up transactions with respect to such Real Estate;

(iii)        Prior to the Title Company making a disbursement of Loan proceeds with respect to any particular Real Estate, (x) the Agent shall have received evidence satisfactory to it that all conditions to the effectiveness of the Roll Up transactions with respect to such Real Estate (other than payment of any amounts to be made with proceeds of the Loans) shall have been satisfied such that after receipt by the applicable mortgage lender of such funds and performance by such lender of certain administrative or ministerial tasks related thereto, the Borrower may consummate the Roll Up transactions with respect to such Real Estate and (y) the Agent shall have received and approved the settlement statement detailing the amounts to be paid by the Title Company in respect of the Roll Up of such Real Estate;

(iv)        Prior to the completion of the Roll Up, without the Agent’s express prior written consent, the Title Company shall not disburse any proceeds of the Loans to reimburse the Hertz Investment Group for costs related to the Roll Up or to make any contribution to the BVI Entities; and

(v)         The Title Company shall at all times hold in escrow, for the benefit of the Agent and the Lenders, any portion of the Loan proceeds delivered to it by the Agent that has not been disbursed to fund any Roll Up transactions as set forth in this §8.16(a).

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(b)          To the extent that the Borrower has not consummated the Roll Up in full by 5:00 p.m. Eastern Time on August 14, 2019, the Borrower shall at such time, upon request of Agent, deliver to the Agent an updated Compliance Certificate calculating compliance with the financial covenants in §9 based only on the Real Estate that is then actually owned by the Borrower and its Subsidiaries pursuant to the Roll Up and if the Borrower is not then in compliance with such financial covenants, (x) the Lenders shall not be obligated to fund any Loans or issue any Letters of Credit thereafter, (y) the Agent may direct the Title Company to return to the Agent any portion of the Loan proceeds previously delivered to the Title Company and apply any such funds to repay the Loans and (z) the Agent may, upon notice to the Borrower, declare an immediate Event of Default or, at its option, require that Borrower make a mandatory prepayment under Section 3.2(a) in an amount necessary to bring the Loans into compliance with the financial covenants in §9 based only on the Real Estate that is then actually owned by the Borrower and its Subsidiaries pursuant to the Roll Up, and the Commitments shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount prepaid.

§9.          FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans, the Parent Guarantor shall comply with the following covenants. The Parent Guarantor’s compliance with the following covenants shall be tested quarterly, as of the close of each fiscal quarter.

§9.1        Maximum Leverage Ratio. The Consolidated Leverage Ratio shall not exceed (a) at all times from the Closing Date until the Step-Down Date, seventy percent (70%) and (b) at all times thereafter, sixty five percent (65%).

§9.2        Minimum Tangible Net Worth. Consolidated Tangible Net Worth of the Parent Guarantor and its respective Subsidiaries shall not be less than the sum of (i) $850,699,939, plus (ii) an amount equal to 85% of the Net Offering Proceeds from any issuance of common or preferred Equity Interests in the Parent Guarantor or the Borrower following the Closing Date.

§9.3        Minimum Fixed Charge Coverage Ratio. The Fixed Charge Ratio of the Parent Guarantor and its Subsidiaries shall not be less than (a) at all times from the Closing Date until September 30, 2020, 1.25 to 1.0, (b) at all times from October 1, 2020 until September 30, 2021, 1.30 to 1.0, and (c) at all times thereafter, 1.35 to 1.0.

§9.4        Minimum Corporate Debt Yield. The Corporate Debt Yield shall not be less than eight percent (8.0%).

§9.5        Minimum Average Liquidity. The Parent Guarantor’s Average Liquidity for any fiscal quarter shall not be less than $15,000,000.

§9.6        Minimum Adjusted Average Liquidity. The Parent Guarantor’s Adjusted Average Liquidity for any fiscal quarter shall not be less than $25,000,000.

§9.7        Maximum Recourse Debt Ratio. The ratio expressed as a percentage of (i) all Recourse Indebtedness of the Parent Guarantor and the Borrower (excluding the Obligations) to (ii) Total Asset Value, in each case, as of such date shall not exceed (x) at any time when the Consolidated Leverage Ratio as of the most recently ended fiscal quarter is greater than 65%, an amount equal to five percent (5%) of the Total Asset Value, and (y) at any time when the Consolidated Leverage Ratio as of the most recently ended fiscal quarter is less than or equal to 65%, an amount equal to ten percent (10%) of the Total Asset Value.

§9.8        Interest Rate Protection. The aggregate amount of Unhedged Variable Rate Debt of the Parent Guarantor and its Subsidiaries shall not exceed 30% of Total Asset Value.

§9.9        Payout Ratio. The Payout Ratio shall not exceed ninety five percent (95%) at any time after June 30, 2021.

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§9.10       Maximum LTV. The principal amount of all mortgage Indebtedness secured by a Lien on any Collateral Property shall not exceed an amount equal to seventy five percent (75%) of the Value of such Collateral Property, unless otherwise approved by the Agent. Notwithstanding anything to the contrary herein, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien on any Collateral Property which Lien secures Indebtedness for borrowed money other than first mortgage financing.

§10.        CLOSING CONDITIONS. The obligation of the Lenders to make the initial Loans shall be subject to the satisfaction of the following conditions precedent:

§10.1      Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document.

§10.2       Certified Copies of Organizational Documents. The Agent shall have received from each Credit Party a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of such Credit Party, as applicable.

§10.3       Resolutions. All action on the part of each Credit Party, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4       Incumbency Certificate; Authorized Signers. The Agent shall have received from each Credit Party an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from each Credit Party a certificate, dated as of the Closing Date, signed by a duly authorized representative of such Credit Party and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of such Credit Party under the Loan Documents.

§10.5      Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to each Credit Party in form and substance reasonably satisfactory to the Agent.

§10.6      Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7      Performance; No Default. Each Credit Party shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8      Representations and Warranties. The representations and warranties made by the Credit Parties in the Loan Documents or otherwise made by or on behalf of the Credit Parties and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date (unless such representations and warranties are limited by their terms to a specific date).

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§10.9      Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require and are customarily required in connection with similar transactions.

§10.10    Eligible Collateral Qualification Documents. The Eligible Collateral Qualification Documents for all Collateral as of the Closing Date shall have been delivered to the Agent at the Borrower’s expense and shall be in form and substance reasonably satisfactory to the Agent.

§10.11    Compliance Certificate. The Agent shall have received a Compliance Certificate and Borrowing Base Availability Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein.

§10.12    Roll Up. The Borrower shall have consummated the Roll Up substantially concurrently with the Closing Date (and in any event, in accordance with §8.16).

§10.13    KYC; Beneficial Ownership. The Agent shall have received, at least five (5) days prior to the Closing Date, (x) the documentation and other information reasonably requested by any Lender at least ten Business Days prior to the Closing Date in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case in form and substance reasonably satisfactory to such Lender and (y) if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party.

§10.14    Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested and are customarily required in connection with similar transactions.

For purposes of determining satisfaction of the conditions specified in this §10, the delivery by any Lender (x) of funds to be disbursed pursuant to the Title Company as set forth in §8.16(a) and (y) its signature page to this Agreement shall constitute the request, consent and direction by such Lender to the Agent (unless expressly revoked by written notice from such Lender received by the Administrative Agent prior to the earlier to occur of funding or the Agent’s declaration that this Agreement is effective) to withdraw and release to the Title Company in accordance with §8.16(a), such Lender’s Commitment Percentage of the initial Loans to be applied to the funding of the Roll Up in accordance with §8.16(a) upon the Agent’s determination (made in accordance with and subject to the terms of this Agreement) that the conditions set forth in this §10 have been satisfied (or upon the consummation of the Roll Up in accordance with §8.16(a) will be satisfied). In addition and notwithstanding anything stated to the contrary in this Agreement or any other Loan Documents, the disbursement of the initial Loans on the Closing Date shall be deemed to be a confirmation by the Agent and the Lenders that all conditions precedent to the funding of such Loans as set forth in this §10 and elsewhere in §11 have been satisfied or waived for all purposes except to the extent identified in writing by the Agent to the Borrower prior to the initial Loan; provided that the Borrower complies with §8.16(a). If the Borrower fails to comply with §8.16(a), such failure shall be deemed the failure of a condition subsequent and shall be a mandatory prepayment event subject to the terms of §8.16(b) upon written notice from the Agent.

§11.        CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loan or issue or extend any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

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§11.1      Prior Conditions Satisfied. All conditions set forth in §10 and in §5.3 shall continue to be satisfied as of the date upon which any Loan is to be made provided that this §11.1 shall not require (a) the delivery of any new Appraisal not otherwise specifically required pursuant to the terms hereof, and (b) any Credit Party to comply with the conditions set forth in §§ 10.2, 10.3, 10.4, 10.5 with respect to any Collateral which has previously been included in the Collateral.

§11.2      Representations True; No Default. Each of the representations and warranties made by or on behalf of the Credit Parties or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing; provided that, in respect of the initial Loans to be made or issued on the Closing Date, the satisfaction of this condition shall be subject to the last paragraph of §10.

§11.3       Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan or a fully completed Letter of Credit Request required by §2.2 in the form of Exhibit D hereto fully completed, as applicable, and the other documents and information (including, without limitation, a Borrowing Base Availability Certificate) as required by §2.7.

§12.        EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1       Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, following such events but prior to such notice or lapse of time, “Defaults”) shall occur:

(a)          the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and, except with respect to the final payment at the state maturity, such failure continues for two (2) Business Days from the date of written notice from Agent;

(b)          the Borrower shall fail to pay any interest on the Loans within five (5) days of the date that the same shall become due and payable, or any fees or other sums due hereunder (other than any voluntary prepayment) or under any of the other Loan Documents within five (5) days after notice from Agent, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)          the Borrower or the other Credit Parties or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained in (i) §7.6(a), (ii) §8, or (iii) §9;

(d)          the Borrower or the other Credit Parties shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents), and such failure shall continue for thirty (30) days after Borrower receives from Agent written notice thereof, and in the case of a default that cannot be cured within such thirty (30)-day period despite Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of Borrower’s receipt of Agent’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from Borrower’s receipt of Agent’s original notice; provided that with respect to any defaults under §7.4, §7.5, §7.7, or §7.9, the thirty (30) day cure period described above shall be reduced to a period of fifteen (15) days and no additional cure period shall be provided with respect to such defaults;

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(e)          any representation or warranty made by or on behalf of the Credit Parties or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated except to the extent it is not reasonably expected to have a Material Adverse Effect;

(f)          Any (a) Borrower, any other Credit Party, or any of their Subsidiaries defaults under any Recourse Indebtedness, or (b) Borrower or any Subsidiary thereof defaults under any Non- Recourse Indebtedness in an aggregate outstanding amount equal to or greater than $100,000,000 with respect to all uncured defaults at any time, in each case, after the exhaustion of all applicable cure periods;

(g)          the Borrower or other Credit Party, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize any of the foregoing;

(h)          a petition or application shall be filed (other than by any Lender) for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or other Credit Party or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced (other than by any Lender) against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within ninety (90) days following the filing or commencement thereof;

(i)          a decree or order is entered appointing a trustee, custodian, liquidator or receiver for the Borrower or other Credit Party or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)          there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against Borrower or any Credit Party that, either individually or in the aggregate, exceed in excess of $5,000,000.00 in the case of the Borrower or $500,000.00 in the case of any Credit Party;

(k)          any of the material Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Required Lenders (and not reinstated within thirty (30) days), or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the material Loan Documents shall be commenced by or on behalf of any of the Credit Parties, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the material Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof (and such action is not stayed or overturned within thirty (30) days);

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(l)          any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Credit Parties shall occur or any sale, transfer or other disposition of the assets of the Credit Parties shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)          the failure of any Credit Party or its Subsidiaries to remediate within the time period permitted by applicable law or lawful governmental order (or within a reasonable time given the nature of the problem if no specific time period has been given) a material environmental matter with respect to Hazardous Substances related to (i) Collateral Properties or (ii) any other Real Estate whose aggregate book values are in excess of Ten Million Dollars ($10,000,000) after all administrative hearings and appeals have been concluded or waived;

(n)          with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and such event reasonably would be expected to result in liability of any of the Credit Parties to pay money to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and one of the following shall apply with respect to such event: (x) such event in the circumstances occurring reasonably would be expected to result in the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or

(o)          any Change of Control shall occur;

then, and upon any such Event of Default, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent.

§12.2      Certain Cure Rights. In the event that there shall occur any Default that affects only certain Collateral or the owner(s) thereof (if such owner is a Borrower or any Guarantor) or the removal of certain Collateral would cure the Default, then the Borrower may elect to cure such Default (so long as no other Default or Event of Default would arise as a result) by electing to have Agent remove such Collateral from the calculation of the Borrowing Base Availability (and the Borrower’s compliance with §3.2 as a result thereof), subject in all instances to the other requirements of §5.4, in which event such removal and reduction shall be completed within thirty (30) days after receipt of notice of such Default from the Agent or the Required Lenders.

§12.3      Termination of Commitments.  If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then, immediately and without any action on the part of the Agent or any Lender, the Commitments hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders shall, by notice to the Borrower terminate Commitments and the Lenders shall have no further obligation to make Loans to the Borrower. No termination under this §12.3 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

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§12.4       Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note or any Lender Hedge Provider is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If any Credit Party fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the reasonable out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all reasonable costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5       Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Credit Parties, such monies shall be distributed for application as follows:

(a)          First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent in accordance with the terms of the Loan Documents to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b)          Second, to all other Obligations (including any Letter of Credit Liabilities and any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in the following order; provided, that (i) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (ii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.12; and (iii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders, pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable:

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(i)        to any other fees and expenses due to the Lenders or the Issuing Lender until paid in full;

(ii)       to payment of interest on all Loans and Letter of Credit Liabilities, for the ratable benefit of the Lenders, until paid in full;

(iii)      to payments of principal of all Loans and Letter of Credit Liabilities, to be paid to the Lenders and the Issuing Lender equally and ratably in accordance with the respective amounts thereof then due and owing to such Persons until paid in full; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Agent to be held as cash collateral; and

(iv)      to payment of all other amounts due under any of the Loan Documents to be applied for the ratable benefit of the Agent, the Issuing Lender and/or the Lenders until paid in full; and

(c)          Third, to any Hedge Obligations owed to the Agent or the Lenders, pro rata; and

(d)          Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§12.6      Remedies in Respect of Hedge Obligations. Notwithstanding any other provision of this Agreement or other Loan Document, each Lender Hedge Provider shall have the right, with prompt notice to the Agent, but without the approval or consent of or other action by the Agent, the Issuing Lender or the Lenders, and without limitation of other remedies available to such Lender Hedge Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Hedge Obligation and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Derivatives Contracts to which it is a party in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Lender Hedge Provider and (d) to prosecute any legal action against the Borrower, any Credit Party or other Subsidiary to enforce or collect net amounts owing to such Lender Hedge Provider pursuant to any Derivatives Contract.

No Lender Hedge Provider that obtains the benefits of §12.5 by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of any Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Derivative Contracts with respect to Hedge Obligations unless the Agent has received written notice of such Derivatives Contracts, together with such supporting documentation as the Agent may request, from the applicable Lender Hedge Provider.

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§12.7      Cash Collateral Account.

(a)          As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations and Hedge Obligations, Borrower (or to the extent provided by any Defaulting Lender, such Defaulting Lender) hereby pledges and grants to the Agent, for the ratable benefit of the Agent, the Lenders, and the Lender Hedge Providers as provided herein, a security interest in all of its right, title and interest in and to the Cash Collateral Account and the balances from time to time in the Cash Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Cash Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Cash Collateral Account shall be subject to withdrawal only as provided in this section.

(b)          Amounts on deposit in the Cash Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account.

(c)          If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Cash Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)          If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with §12.5.

(e)          So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Cash Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Obligations of any Defaulting Lender after giving effect to §2.12, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Cash Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities at such time.

(f)          The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Cash Collateral Account and investments and reinvestments of funds therein. Borrower authorizes Agent to file such financing statements as Agent may reasonably require in order to perfect Agent’s security interest in the Cash Collateral Account, and Borrower shall promptly upon demand execute and deliver to Agent such other documents as Agent may reasonably request to evidence its security interest in the Cash Collateral Account.

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§13.        SETOFF. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender or any Affiliate thereof to Borrower and any securities or other property of such parties in the possession of such Lender or any Affiliate may, without notice to Borrower (any such notice being expressly waived by Borrower) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Credit Parties to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14.         THE AGENT.

§14.1      Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent and all other powers not specifically reserved to the Lenders, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2      Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3      No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to the Lenders for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

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§14.4      No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries, or the value of the Collateral or any other assets of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5      Payments.

(a)          A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one (1) Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then until such time as such Lender is no longer a Defaulting Lender, each payment of the Borrower hereunder shall be applied in accordance with §2.12.

(b)          If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

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§14.6      Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7      Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8      Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9      Resignation. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower. The Required Lenders may remove the Agent from its capacity as Agent in the event of the Agent’s gross negligence or willful misconduct (with the Commitment Percentage of the Lender which is acting as Agent shall not be taken into account in the calculation of Required Lenders for the purposes of removing Agent in the event of the Agent’s willful misconduct or gross negligence). Any such resignation or removal may at Agent’s option also constitute Agent’s resignation as Issuing Lender. Upon any such resignation, or removal, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender (i) any Lender or (ii) any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender shall be reasonably acceptable to the Borrower and shall have a minimum Commitment of at least $5,000,000. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Lender’s removal of the Agent, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be (i) any Lender or (ii) any financial institution whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender, hereunder by a successor Agent and, if applicable, Issuing Lender, such successor Agent and, if applicable, Issuing Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and, if applicable, Issuing Lender, and the retiring or removed Agent and, if applicable, Issuing Lender, shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender. After any retiring Agent’s resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent and Issuing Lender. If the resigning or removed Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.

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§14.10    Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or out of the Collateral within such period. The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

§14.11    Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.

§14.12    RESERVED.

§14.13   Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer, except to the extent of Agent’s gross negligence or willful misconduct. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon, except to the extent of Agent’s gross negligence or willful misconduct. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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§14.14    Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.

§14.15    Borrower Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.

§14.16    Reliance on Hedge Provider. For purposes of applying payments received in accordance with §12.5 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Notwithstanding the foregoing, Hedge Obligations (and any guaranties in respect thereof) shall be excluded from the application described in §12.5 if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable Lender Hedge Provider. Each Lender Hedge Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of §14 for itself and its Affiliates as if a “Lender” party hereto.

§15.        EXPENSES. The Borrower agrees to pay (a) the reasonable out-of-pocket costs incurred by the Agent of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, (c) all title insurance premiums, engineer’s fees, environmental reviews and the reasonable fees, expenses and disbursements of the outside counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Collateral (in connection with each Loan and/or otherwise), the making of each Loan hereunder, the issuance of Letters of Credit, and the out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments pursuant to §18 hereof, (e) the reasonable out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication and/or participation of the Loans, and (f) without duplication, all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Credit Parties or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrower under the Loan Documents or with respect to the Loans, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (g) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by Agent in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (h) all reasonable expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans in accordance with the terms of this Agreement. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

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§16.        INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent, the Lenders and the Arranger and each director, officer, employee, agent and Affiliate thereof and Person who controls the Agent or any Lender or the Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to any claim, action, suit or litigation arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Collateral or the Loans by parties claiming by or through Borrower, (b) any condition of the Collateral or any other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Collateral or any other Real Estate, (g) with respect to the Borrower and its respective properties and assets, subject to the limitations set forth below, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), provided that the Borrower’s continuing liability hereunder, shall be terminated upon fulfillment of each of the following conditions to the reasonable satisfaction of Agent: Agent and the Lenders shall have received Non-Contestable Payment in full of all Obligations, including but not limited to repayment in full of the Loan but excluding any Obligations which might arise in the future under the provisions of this clause (g) (with the term “Non-Contestable Payment” shall mean the receipt of payment of the Loan or other satisfaction of Obligations and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of payments received by Agent and the Lenders as to the Obligations could be filed or asserted with (A) no such claim having been filed or asserted, or (B) if so filed or asserted, the final, non-appealable decision of court of competent jurisdiction denying the claim or assertion), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, and (i) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, whether brought by a third party or by the Borrower or by any other Credit Party, and regardless of whether any such Person is a party thereto, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this §16 or otherwise to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under Applicable Law. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder. References in this §16 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Lender Hedge Providers.

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§17.       SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, Guarantor, or any of its respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them (except to the extent any such party has actual knowledge otherwise), and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit, except to the extent ay representation or warranty is made as of a specific date. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, Guarantor, or any of its respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.        ASSIGNMENT AND PARTICIPATION.

§18.1      Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and Issuing Lender and, so long as no Event of Default exists hereunder, the Borrower, shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to an Approved Fund, to an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment in the event an interest in the Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit G annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by Borrower, and (e) such assignee shall acquire an interest in the Commitments of not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof (or if less, the remaining Commitment of the assignor), unless waived by the Agent, and so long as no Event of Default exists hereunder, by the Borrower. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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§18.2      Register. The Agent, acting for this purpose as a non-fiduciary agent for the Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of and interest on the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

§18.3      New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note (if requested by the subject Lender) to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

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§18.4      Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.7, §4.8 and §4.9, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such participant shall be entitled to the benefits of §4.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §18.1, but shall not be entitled to receive any greater payment under §4.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, (f) such sale is effected in accordance with all Applicable Laws, and (g) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender or a natural Person (or a holding company, investment vehicle or trust fund or owned and operated for the primary benefit of, a natural Person); provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release Borrower or any Credit Party (except as otherwise permitted under §5.4, §5.6 or §5.7). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

§18.5      Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or any other central banking authority, or to such other Person as the Agent elects. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6      No Assignment by Borrower. The Borrower shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each of the Lenders.

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§18.7      Disclosure. Borrower agrees to promptly and reasonably cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrower agrees that, in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder, but in all events subject to the terms hereof. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from Borrower that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7, and agree to destroy or return all confidential information if it does not become an assignee or participant), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c), disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender shall notify Borrower of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information and provide (if permitted under Applicable Laws) Borrower a reasonable opportunity to challenge the disclosure or require that such disclosure be made under seal. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower, or is disclosed with the prior approval of Borrower. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8     Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§18.9      Amendments to Loan Documents. Upon any such assignment or participation, the Borrower shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

§18.10    Mandatory Assignment. In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of all of the Lenders or all of the Lenders directly affected thereby and is approved by the Required Lenders, but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right, at its sole option, as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent and, as long as no Default or Event of Default has occurred, by Borrower). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall use its best efforts to find a new Lender or Lenders to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement in the form attached hereto as Exhibit G and such Non-Consenting Lender’s original Note. The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrower may pay to such Non- Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non- Consenting Lender).

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§19.         NOTICES.

(a)          Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by telegraph or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the parties at the address set forth on Schedule 19.

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(b)          Loan Documents and Notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantor, Agent and Lenders. Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.

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(c)          Notices and other communications to the Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to §2 if such Lender has notified the Agent that it is incapable of receiving Notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept Notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such Notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such Notice, e-mail or other communication is not sent during the normal business hours of the recipient, such Notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

§20.        RELATIONSHIP. Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower or its respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.        GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THE BORROWER, THE AGENT AND THE LENDERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE BORROWER, THE AGENT AND THE LENDERS FURTHER ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND (ii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF BORROWER, EXIST AND THE BORROWER, CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWER, EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE FOREGOING CHOICE OF NEW YORK LAW WAS A MATERIAL INDUCEMENT TO THE AGENT AND THE LENDERS IN ENTERING INTO THIS AGREEMENT AND IN MAKING THE LOANS HEREUNDER.

§22.        HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.        COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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§24.        ENTIRE AGREEMENT, ETC. This Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.        WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT EACH PARTY AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26.       DEALINGS WITH THE BORROWER. The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower and its respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information described in §18.7 obtained from Borrower by virtue of the transactions contemplated hereby or its other relationships with Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies. Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to Borrower, confidential information obtained from other companies. Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of Borrower and its Affiliates.

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§27.        CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any material term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders and, with respect to any amendment of any term of this Agreement or of any other instrument related hereto or mentioned herein, the Borrower or the other Credit Parties, as the case may be. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender adversely affected thereby: (a) a reduction in the rate of interest on the Loans or Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitment of any of the Lenders (except as provided in §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount or date fixed for any payment of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loans; (f) an extension of the Maturity Date; (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of Borrower, any other Credit Party, or any Collateral except as otherwise provided in §5.4, §5.6 or §5.7; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; (l) any amendment, consent, or waiver that would result in a Change of Control of the Borrower or the Guarantor; (m) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action, or (n) waive any Event of Default resulting from, or otherwise modifying the definition of, a Change of Control. The provisions of §14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Agreement, including this §27, this Agreement may be amended by the Borrower and Agent to provide for any Commitment Increase in the manner contemplated by §2.11. Notwithstanding anything to the contrary in this §27, if the Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not materially adversely affect the interests of the Lenders and the Issuing Lender. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

95

§28.        SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.        TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation under this Agreement and the other Loan Documents.

§30.        NO UNWRITTEN AGREEMENTS. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.        REPLACEMENT NOTES. Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.        NO THIRD PARTIES BENEFITED. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Credit Parties, the Agent, the Lender Hedge Providers, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

§33.        PATRIOT ACT. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify Borrower in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required, with respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to obtain a Beneficial Ownership Certification in connection with the execution and delivery of this Agreement.

96

§34.        ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

97

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER:

HERTZ GROUP REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc., a
Maryland corporation, Its General Partner

By:	/s/ Judah Hertz
Name:	Judah Hertz
Title:	Chief Executive Officer

PARENT GUARANTOR

HERTZ GROUP REALTY TRUST, INC., a
Maryland corporation

By:	/s/ Judah Hertz
Name:	Judah Hertz
Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Christopher T. Neil
Name:	Christopher T. Neil
Title:	Senior Relationship Manager

[Signature Page to Credit Agreement]

LENDER:

DOLLAR BANK, FEDERAL SAVINGS BANK, as a Lender

By:	/s/ Matthew S. Bright
Name:	Matthew S. Bright
Title:	Vice President

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF NOTE

$ ____________________	__________________, 20

FOR VALUE RECEIVED, HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Maker”), hereby promises to pay, without offset or counterclaim, to                                                         (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of                          , 20           , as from time to time in effect, among Maker, as borrower, HERTZ GROUP REALTY TRUST, INC., as guarantor, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the lesser of the principal sum of                                    ($                        ), or such amount as may be advanced by the Payee under the Credit Agreement as one or more Loans with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time, or made by wire transfer in accordance with wiring instructions provided by the Agent.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

Exhibit A - 1

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall be governed by the laws of the State of New York, including, without limitation, New York General Obligations Law Section 5-1401.

The undersigned Maker and all guarantors and endorsers, to the extent permitted by Applicable Law, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

[Signature Page]

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

HERTZ GROUP REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc., a Maryland corporation, Its General Partner

By:
Name:
Title:

[Signature Page]

EXHIBIT B

RESERVED

Exhibit B - 1

EXHIBIT C

FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent

225 Franklin Street

Boston, Massachusetts 02110

Attention: Mr. Christopher T. Neil

Ladies and Gentlemen:

Pursuant to the provisions of §2.7 of the Credit Agreement dated as of                         , 20         (as the same may hereafter be amended, the “Credit Agreement”), among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1.           Loan. The undersigned Borrower hereby requests a [Loan under §2.7 of the Credit Agreement]:

Principal Amount: $

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.

Use of Proceeds. Such Loan shall be used for purposes permitted by the Credit Agreement.

No Default. The undersigned Authorized Officer or chief financial officer or chief accounting officer of Borrower certifies that the Credit Parties are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Borrowing Base Availability Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Loan requested hereby.

Representations True. The undersigned Authorized Officer or chief financial officer or chief accounting officer of Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Borrower or its respective Subsidiaries (if applicable), contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all material respects, and any representation or warranty made as of a specific date shall be true and correct as of such date.

Exhibit C - 1

Other Conditions. The undersigned chief financial officer or chief accounting officer of Borrower certifies, represents and agrees that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

The undersigned is providing the certifications and other statements set forth herein solely in the undersigned’s representative capacity and not in the undersigned’s personal capacity.

IN WITNESS WHEREOF, the undersigned has duly executed this request this                   day of                          , 201__.

HERTZ GROUP REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc., a Maryland corporation, Its General Partner

By:
Name:
Title:

Exhibit C - 2

EXHIBIT D

FORM OF LETTER OF CREDIT REQUEST

[DATE]

KeyBank National Association, as Agent

225 Franklin Street, 16th Floor

Boston, Massachusetts

Attn: Christopher T. Neil

Re:	Letter of Credit Request under Credit Agreement dated as of August 12, 2019

Ladies and Gentlemen:

Pursuant to §2.11 of the Credit Agreement (the “Credit Agreement”) to be dated as of August 12, 2019, among you, certain other Lenders, Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (“Borrower”), and HERTZ GROUP REALTY TRUST, INC., as guarantor, we hereby request that you issue a Letter of Credit as follows:

(i)	Name and address of beneficiary:

(ii)	Face amount: $

(iii)	Proposed Issuance Date:

(iv)	Proposed Expiration Date:

(v)	Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

(vi)	Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.2 of the Credit Agreement.

The undersigned Authorized Officer or chief financial officer or chief accounting officer of Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Borrowing Base Availability Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Letter of Credit requested hereby.

We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.2(e). All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

Exhibit D - 1

The undersigned Authorized Officer or chief financial officer or chief accounting officer of Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Borrower or their respective Subsidiaries (if applicable), contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents or except to the extent it would not have a Material Adverse Effect (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

The undersigned is providing the certifications and other statements set forth herein solely in the undersigned’s representative capacity and not in the undersigned’s personal capacity.

Very truly yours,

HERTZ GROUP REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc., a Maryland corporation, Its General Partner

By:
Name:
Title:

Exhibit D - 2

EXHIBIT E

FORM OF BORROWING BASE AVAILABILITY CERTIFICATE

BORROWING BASE AVAILABILITY CERTIFICATE

TO:	KeyBank National Association (“Agent”)

RE:	Credit Agreement dated as of August 12, 2019 (as amended from time to time, the “Credit Agreement”) between Administrative Agent, the lenders described therein, HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), and HERTZ GROUP REALTY TRUST, INC., as guarantor

This Borrowing Base Availability Certificate is submitted by Borrower to Agent pursuant to the provisions of the Credit Agreement. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

Calculations of the Borrowing Base Availability are set forth on the Certificates annexed hereto.

The Borrower hereby further certifies, warrants and represents to Agent and the Lenders that: (i) to the best of the Borrower’s knowledge, the financial information provided by the Borrower to the Agent herein is true and accurate in all material respects; and (ii) to the best of the Borrower’s knowledge, an Event of Default which is continuing has not occurred under the Credit Agreement or any of the other Loan Documents.

(signature follows)

Exhibit E - 1

Executed as an instrument under seal as of the _______ day of ____________, 20__.

HERTZ GROUP REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc., a Maryland corporation, Its General Partner

By:
Name:
Title:

Exhibit E - 2

Borrowing Base Availability Calculation:

	(a)	(b)	(c)		(d)	(e)	(f)
Collateral Property	Appraised Value of Collateral Property (if appraised within 12 months)	“Fair Market Value” of Collateral Property (if not appraised within 12 months)	Amount of Related Secured Debt	Default or cash sweep with respect to Related Secured Debt? (Y/N)	Borrower’s Equity Percentage in Collateral Property Owner	Collateral Value (((a) or (b), as applicable) – (c) x (d)); or $0 if any default or cash sweep as to Related Secured Debt	LTV (((a) or (b), as applicable) / (c))

					TOTAL	$ _________

Available Amount:

(I)	Borrowing Base Availability (total of column (e) above divided by 4.5)	$
(II)	Total Revolving Credit Commitment	$
(III)	Lesser of (I) and (II)	$
(IV)	Revolving Credit Exposure	$
	Maximum Amount Available for Loans ((III) – (IV)):	$

Exhibit E - 3

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent

225 Franklin Street, 16th Floor

Boston, Massachusetts 02110

Attn: Mr. Christopher T. Neil

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of                            , 20        (as the same may hereafter be amended, the “Credit Agreement”) by and among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, Borrower is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of the Parent Guarantor for the most recently available quarter end (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly the Consolidated financial position in all material respects of the Parent Guarantor at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §5.4(b), §7.4(c), §10.11 or §11.3 of the Credit Agreement. If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the Consolidated financial statements of the Parent Guarantor as of the Balance Sheet Date adjusted in the best good faith estimate of Borrower to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Borrower of its effects are set forth in reasonable detail in an attachment hereto. The undersigned is an Authorized Officer or chief financial officer or chief accounting officer of Borrower.

The undersigned (or people under the undersigned’s supervision) have reviewed the provisions of the Loan Documents and have no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto. The undersigned is providing this certification solely in the undersigned's representative capacity and not in the undersigned's personal capacity.

Exhibit F - 1

IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this ________ day of __________, 201__.

HERTZ GROUP REALTY OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Hertz Group Realty Trust, Inc., a Maryland corporation, Its General Partner

By:
Name:
Title:

Exhibit F - 2

APPENDIX TO COMPLIANCE CERTIFICATE

1.	Maximum Leverage Ratio:

a.	Consolidated Indebtedness of the Parent Guarantor	$
b.	Total Asset Value	$
c.	Actual ((a) divided by (b))
d.	Covenant (not in excess of 70% until quarter ending September 30, 2020; not in excess of 65% thereafter)

2.	Consolidated Tangible Net Worth of the Parent Guarantor:

a.	Consolidated Tangible Net Worth	$
b.	Required Amount ($850,699,939.00 plus 85% of net proceeds from issuance of common or preferred equity interests)	$
c.	Covenant (Consolidated Tangible Net Worth not less than Required Amount)

3.	Fixed Charge Ratio:

a.	Adjusted EBITDA	$
b.	Scheduled principal due and payable on Indebtedness	$
c.	All Interest Expense and cash dividends on preferred stock	$
d.	Actual ((a) divided by (b) plus (c))
e.	Covenant (not less than 1.25 to 1.0 until quarter ending September 30, 2020; not less than 1.30 to 1.0 until quarter ending September 30, 2021; not less than 1.35 to 1.0 thereafter)

4.	Minimum Consolidated Debt Yield:

a.	Adjusted NOI	$
b.	Consolidated Indebtedness	$
c.	Actual (a divided by b)
d.	Covenant (not less than 8.0%)

5.	Minimum Liquidity and Adjusted Liquidity:

a.	Average Liquidity over the applicable fiscal quarter: Unrestricted Cash and Cash Equivalents	$
b.	Average Revolving Availability over the applicable fiscal quarter	$
c.	Parent Guarantor’s Adjusted Average Liquidity ((a) plus (b))	$
d.	Covenant (Average Liquidity not less than $15,000,000.00)
e.	Covenant (Adjusted Average Liquidity not less than $25,000,000.00)

6.	Maximum Recourse Debt Ratio:

a.	Other Recourse Indebtedness of the Parent Guarantor and Borrower (excluding the Obligations)	$
b.	Total Asset Value	$
c.	Actual (a divided by b)
d.	Covenant (not in excess of 5% when the Consolidated Leverage Ratio as of the most recently ended fiscal quarter is greater than 65%; not in excess of 10% when the Consolidated Leverage Ratio as of the most recently ended fiscal quarter is less than or equal to 65%)

Exhibit F - 3

7.	Interest Rate Protection:

a.	Unhedged Variable Rate Debt	$
b.	Total Asset Value	$
c.	Actual (a divided by b)
d.	Covenant (not in excess of 30%)

8.	Payout Ratio:

a.	Paid or payable cash dividends or distributions to equity holders of the Parent Guarantor or Borrower	$
b.	Core Funds from Operations	$
c.	Actual (a divided by b)
d.	Covenant (not in excess of 95% at any time after June 30, 2021)

9.	Permitted Investment Limits:

a.	Investments in unimproved land	$
(not to exceed five percent (5%) of Total Asset Value);
b.	Investments in pre-leased “ground up” construction and “ground up” development projects	$
(not to exceed ten percent (5%) of Total Asset Value
c.	Investments in Real Estate other than office properties	$
(not to exceed five percent (5%) of Total Asset Value;)
d.	Investments in non-wholly owned direct and indirect Subsidiaries and Unconsolidated Affiliates	$
(not to exceed ten percent (10%) of Total Asset Value);
e.	Investments in Real Estate consisting of mortgage loans, preferred equity investments, or mezzanine loans	$
(not to exceed five percent (5%) of Total Asset Value;)
f.	the aggregate value of the Investments described in (a) through (e)	$
(not to exceed twenty percent (20%) of Total Asset Value at any time)

10.	Other Indebtedness

a.	Aggregate Defaulted Recourse Indebtedness of the Subsidiaries	$
b.	Non-Recourse Indebtedness of the Credit Parties and their Subsidiaries	$
c.	Aggregate Defaulted Non-Recourse Indebtedness of the Credit Parties and their Subsidiaries Covenant: not to exceed $100,000,000	$

Exhibit F - 4

11.	Maximum LTV

LTV of each Collateral Property not to exceed 75% (See below)     Compliance: Yes/ No

	(a)	(b)	(c)
Collateral Property	Appraised Value of Collateral Property (if appraised within 12 months)	“Fair Market Value” of Collateral Property (if not appraised within 12 months)	Amount of Related Secured Debt	LTV (((a) or (b), as applicable) / (c))

Exhibit F - 5

WORKSHEET

Exhibit F - 6

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated                                             , by and between ______________ and (“Assignor”), (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is a party to that certain Credit Agreement dated as of                                   , 20__, by and among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (the “Credit Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee the Assigned Interest (as defined below) under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Definitions. Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

2.         Assignment.

(a)       Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of its Commitment and outstanding Revolving Loans and a corresponding interest in and to all other rights and obligations of the Assignor under the respective facilities identified below (including without limitation any guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Exhibit G - 1

Assigned Interest:

Class	Aggregate Amount of Commitment for all Lenders[2]	Amount of Commitment Assigned	Percentage Assigned of Commitment of such Class[3]		Amounts of Outstanding Loans Assigned
Commitment/Loans	$	$		%	$

(b)       Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Effective Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3.         Representations and Requests of Assignor.

(a)       The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of Borrower, Borrower’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by Borrower, Borrower’s Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(b)       Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

 2       Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

3       Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit G - 2

4.          Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Credit Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) and does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, any Credit Party; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to §7.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender; and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (c) agrees that: (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5.         Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Effective Date, an amount equal to the “Amount of Outstanding Loans Assigned” set forth in the table describing the Assigned Interest in such Paragraph 1.

6.         Payments by Assignor. Assignor agrees to pay the Agent on the Effective Date the registration fee required by §18.2 of the Credit Agreement.

7.         Effectiveness.

(a)       The effective date for this Agreement shall be __________ (the “Effective Date”). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)       Upon such acceptance and recording and from and after the Effective Date, (i) Assignee shall be a party to the Credit Agreement and to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c)       Upon such acceptance and recording and from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Effective Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)       All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8.         Notices. Assignee specifies as its address for notices and its applicable Lending Office for all assigned Loans, the offices set forth below:

Exhibit G - 3

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:	Same as above

LIBOR Lending Office: Same as above

9.       Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Agent.

10.       Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

11.       Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.       Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

13.       Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

Exhibit G - 4

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

Exhibit G - 5

EXHIBIT H

FORM LETTER OF CREDIT APPLICATION

Exhibit H - 1

EXHIBIT I-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 12, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ___________ __, 20[ ]

Exhibit I-1 - 1

EXHIBIT I-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 12, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ___________ __, 20[ ]

Exhibit I-2 - 1

EXHIBIT I-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 12, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ___________ __, 20[ ]

Exhibit I-3 - 1

EXHIBIT I-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 12, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HERTZ GROUP REALTY OPERATING PARTNERSHIP, LP, as borrower (the “Borrower”), HERTZ GROUP REALTY TRUST, INC., as guarantor, KEYBANK NATIONAL ASSOCIATION, as administrative agent for the lenders, and each lender from time to time party thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ___________ __, 20[ ]

Exhibit I-4 - 1